                                                                    Exhibit 99.2
                        BB&T CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1998 and 1997
                  (Dollars in thousands, except per share data)

                                                                                                   1998              1997
                                                                                               ------------      ------------
Assets
    Cash and due from banks                                                                    $    997,245      $    940,184
    Interest-bearing deposits with banks                                                              8,925            80,605
    Federal funds sold and securities purchased under resale agreements or
       similar arrangements                                                                         103,216           246,464
    Trading securities                                                                               60,422            67,878
    Securities available for sale                                                                 8,737,936         7,993,934
    Securities held to maturity (market value: $179,444 at December 31, 1998
       and $320,444 at December 31, 1997)                                                           174,735           314,783
    Loans held for sale                                                                           1,035,668           512,189
    Loans and leases, net of unearned income                                                     23,682,800        21,691,741
       Allowance for loan and lease losses                                                         (330,615)         (292,667)
                                                                                               ------------      ------------
          Loans and leases, net                                                                  23,352,185        21,399,074
                                                                                               ------------      ------------
    Premises and equipment, net                                                                     471,780           451,862
    Other assets                                                                                  1,446,218         1,158,168
                                                                                               ------------      ------------
          Total assets                                                                         $ 36,388,330      $ 33,165,141
                                                                                               ============      ============

Liabilities and Shareholders' Equity
    Deposits:
       Noninterest-bearing deposits                                                            $  3,465,362      $  3,135,687
       Savings and interest checking                                                              1,783,491         1,991,768
       Money rate savings                                                                         7,021,556         5,474,046
       Other time deposits                                                                       11,349,083        10,517,617
       Foreign deposits                                                                             638,676         1,385,632
                                                                                               ------------      ------------
          Total deposits                                                                         24,258,168        22,504,750

    Short-term borrowed funds                                                                     3,707,333         3,862,727
    Long-term debt                                                                                4,964,797         3,750,484
    Accounts payable and other liabilities                                                          534,144           464,675
                                                                                               ------------      ------------
          Total liabilities                                                                      33,464,442        30,582,636
                                                                                               ------------      ------------
    Shareholders' equity:
       Preferred stock, $5 par, 5,000,000 shares authorized, none issued and
          outstanding at December 31, 1998 and 1997                                                      --                --
       Common stock, $5 par, 500,000,000 shares authorized, issued and outstanding, 306,963,976 at December 31, 1998 and 151,965,992
          at December 31, 1997                                                                    1,534,820           759,830
       Additional paid-in capital                                                                   177,098           215,041
       Retained earnings                                                                          1,151,010         1,556,701
       Loan to employee stock ownership plan and unvested restricted stock                              (14)           (1,138)
       Accumulated other nonshareholder changes in equity, net of deferred income taxes of
          $38,366 at December 31, 1998 and $33,964 at December 31, 1997                              60,974            52,071
                                                                                               ------------      ------------
          Total shareholders' equity                                                              2,923,888         2,582,505
                                                                                               ------------      ------------
          Total liabilities and shareholders' equity                                           $ 36,388,330      $ 33,165,141
                                                                                               ============      ============

The accompanying notes are an integral part of these consolidated financial statements.

                        BB&T CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
              For the Years Ended December 31, 1998, 1997 and 1996

                                                                    1998         1997         1996
                                                                 ----------   ----------   ----------
                                                             (Dollars in thousands, except per share data)
Interest Income
     Interest and fees on loans and leases                       $2,074,467   $1,881,108   $1,705,080
     Interest and dividends on securities                           547,897      504,980      454,196
     Interest on short-term investments                              11,043        6,366        8,870
                                                                 ----------   ----------   ----------
        Total interest income                                     2,633,407    2,392,454    2,168,146
                                                                 ----------   ----------   ----------
Interest Expense
     Interest on deposits                                           854,115      826,898      796,070
     Interest on short-term borrowed funds                          218,617      168,785      130,508
     Interest on long-term debt                                     243,546      175,113      121,658
                                                                 ----------   ----------   ----------
        Total interest expense                                    1,316,278    1,170,796    1,048,236
                                                                 ----------   ----------   ----------

Net Interest Income                                               1,317,129    1,221,658    1,119,910
     Provision for loan and lease losses                             90,470      102,680       65,795
                                                                 ----------   ----------   ----------

Net Interest Income After Provision for Loan and Lease Losses     1,226,659    1,118,978    1,054,115
                                                                 ----------   ----------   ----------

Noninterest Income

     Service charges on deposits                                    174,847      154,729      137,972
     Mortgage banking income                                         79,670       50,628       40,494
     Trust income                                                    40,937       35,378       31,781
     Agency insurance commissions                                    52,186       40,148       27,541
     Other insurance commissions                                     12,599       13,697       13,288
     Bankcard fees and merchant discounts                            30,140       23,955       19,292
     Other nondeposit fees and commissions                           82,805       66,619       46,903
     Securities gains, net                                            7,682        4,139        3,820
     Other income                                                    62,763       83,161       32,316
                                                                 ----------   ----------   ----------
        Total noninterest income                                    543,629      472,454      353,407
                                                                 ----------   ----------   ----------
Noninterest Expense
     Personnel expense                                              514,546      491,400      426,720
     Occupancy and equipment expense                                161,876      169,270      134,188
     Federal deposit insurance expense                                4,464        5,274       50,067
     Amortization of intangibles and mortgage servicing rights       49,473       24,734       15,629
     Advertising and public relations expense                        26,569       27,082       25,016
     Professional services                                           50,807       49,271       28,317
     Other expense                                                  212,185      247,846      189,184
                                                                 ----------   ----------   ----------
        Total noninterest expense                                 1,019,920    1,014,877      869,121
                                                                 ----------   ----------   ----------
Earnings
     Income before income taxes                                     750,368      576,555      538,401
     Provision for income taxes                                     237,347      198,268      176,953
                                                                 ----------   ----------   ----------
     Net Income                                                     513,021      378,287      361,448

     Preferred dividend requirements                                     --           --          610
                                                                 ----------   ----------   ----------
        Income applicable to common shares                       $  513,021   $  378,287   $  360,838
                                                                 ==========   ==========   ==========
Per Common Share
        Net income:

           Basic                                                 $     1.69   $     1.25   $     1.19
                                                                 ==========   ==========   ==========
           Diluted                                               $     1.65   $     1.23   $     1.17
                                                                 ==========   ==========   ==========
        Cash dividends paid                                      $      .66   $      .58   $      .50
                                                                 ==========   ==========   ==========


The accompanying notes are an integral part of these consolidated financial statements.

                        BB&T CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              For the Years Ended December 31, 1998, 1997 and 1996

                                                              Shares of                                            Additional
                                                               Common           Preferred         Common            Paid-In
                                                                Stock             Stock            Stock            Capital
                                                            ------------      ------------      ------------      ------------
                                                                                 (Dollars in thousands)
Balance, December 31, 1995, as
     previously reported                                     145,075,281      $      3,669      $    725,377      $    363,564
     Merger with MainStreet Financial Corporation,
        accounted for under the pooling-of-interests
        method                                                 7,807,425                --            39,037            42,391
                                                            ------------      ------------      ------------      ------------
Balance, December 31, 1995, restated                         152,882,706             3,669           764,414           405,955
                                                            ------------      ------------      ------------      ------------
Add (Deduct):
     Nonshareholder changes in equity:**
        Net income                                                    --                --                --                --
            Unrealized holding losses arising
              during the period                                       --                --                --                --
            Less: reclassification adjustment                         --                --                --                --
                                                            ------------      ------------      ------------      ------------
        Net unrealized losses on securities                           --                --                --                --
                                                            ------------      ------------      ------------      ------------
     Total nonshareholder changes in equity                           --                --                --                --
                                                            ------------      ------------      ------------      ------------
     Common stock issued                                       2,859,797                --            14,298            59,484
     Redemption of common stock                               (7,391,457)               --           (36,957)         (185,614)
     Preferred stock cancellations and conversions             4,334,692            (3,669)           21,674           (18,005)
     Cash dividends declared:
        Common stock                                                  --                --                --                --
        Preferred stock                                               --                --                --                --
     Other                                                            --                --                --              (378)
                                                            ------------      ------------      ------------      ------------
Balance, December 31, 1996                                   152,685,738                --           763,429           261,442
Add (Deduct):
     Nonshareholder changes in equity:**
        Net income                                                    --                --                --                --
            Unrealized holding gains arising
              during the period                                       --                --                --                --
            Less: reclassification adjustment                         --                --                --                --
                                                            ------------      ------------      ------------      ------------
        Net unrealized gains on securities                            --                --                --                --
                                                            ------------      ------------      ------------      ------------
     Total nonshareholder changes in equity                           --                --                --                --
                                                            ------------      ------------      ------------      ------------
     Common stock issued                                       6,223,406                --            31,117           242,032
     Redemption of common stock                               (6,943,152)               --           (34,716)         (286,508)
     Cash dividends declared on common stock                          --                --                --                --
     Other                                                            --                --                --            (1,925)
                                                            ------------      ------------      ------------      ------------
Balance, December 31, 1997                                   151,965,992                --           759,830           215,041
Add (Deduct):
     Nonshareholder changes in equity:**
        Net income                                                    --                --                --                --
            Unrealized holding gains arising
              during the period                                       --                --                --                --
            Less: reclassification adjustment                         --                --                --                --
                                                            ------------      ------------      ------------      ------------
        Net unrealized gains on securities                            --                --                --                --
                                                            ------------      ------------      ------------      ------------
     Total nonshareholder changes in equity
                                                            ------------      ------------      ------------      ------------
     Common stock issued                                      11,514,675                --            57,573           308,857
     Redemption of common stock                               (6,716,080)               --           (33,580)         (310,430)
     2-for-1 stock split effective August 3, 1998            150,199,389                --           750,997           (39,410)
     Cash dividends declared on common stock                          --                --                --                --
     Other                                                            --                --                --             3,040

                                                            ============      ============      ============      ============
Balance, December 31, 1998                                   306,963,976      $         --      $  1,534,820      $    177,098
                                                            ============      ============      ============      ============
                                                                                Accumulated
                                                                                   Other
                                                             Retained          Nonshareholder           Total
                                                             Earnings             Changes            Shareholders'
                                                            and Other*           in Equity              Equity
                                                           -----------          -----------          -----------
                                                                          (Dollars in thousands)
Balance, December 31, 1995, as
     previously reported                                   $ 1,083,796          $    36,032          $ 2,212,438
     Merger with MainStreet Financial Corporation,
        accounted for under the pooling-of-interests
        method                                                  35,341                 (502)             116,267
                                                           -----------          -----------          -----------
Balance, December 31, 1995, restated                         1,119,137               35,530            2,328,705
                                                           -----------          -----------          -----------
Add (Deduct):
     Nonshareholder changes in equity:**
        Net income                                             361,448                   --              361,448
            Unrealized holding losses arising
              during the period                                     --              (18,053)             (18,053)
            Less: reclassification adjustment                       --               (3,820)              (3,820)
                                                           -----------          -----------          -----------
        Net unrealized losses on securities                         --              (21,873)             (21,873)
                                                           -----------          -----------          -----------
     Total nonshareholder changes in equity                    361,448              (21,873)             339,575
                                                           -----------          -----------          -----------
     Common stock issued                                         1,290                   --               75,072
     Redemption of common stock                                      2                   --             (222,569)
     Preferred stock cancellations and conversions                  --                   --                   --
     Cash dividends declared:
        Common stock                                          (137,961)                  --             (137,961)
        Preferred stock                                           (610)                  --                 (610)
     Other                                                         677                   --                  299
                                                           -----------          -----------          -----------
Balance, December 31, 1996                                   1,343,983               13,657            2,382,511
Add (Deduct):
     Nonshareholder changes in equity:**
        Net income                                             378,287                   --              378,287
            Unrealized holding gains arising
              during the period                                     --               42,553               42,553
            Less: reclassification adjustment                       --               (4,139)              (4,139)
                                                           -----------          -----------          -----------
        Net unrealized gains on securities                          --               38,414               38,414
                                                           -----------          -----------          -----------
     Total nonshareholder changes in equity                    378,287               38,414              416,701
                                                           -----------          -----------          -----------
     Common stock issued                                         5,495                   --              278,644
     Redemption of common stock                                     --                   --             (321,224)
     Cash dividends declared on common stock                  (175,376)                  --             (175,376)
     Other                                                       3,174                   --                1,249
                                                           -----------          -----------          -----------
Balance, December 31, 1997                                   1,555,563               52,071            2,582,505
Add (Deduct):
     Nonshareholder changes in equity:**
        Net income                                             513,021                   --              513,021
            Unrealized holding gains arising
              during the period                                     --               16,585               16,585
            Less: reclassification adjustment                       --               (7,682)              (7,682)
                                                           -----------          -----------          -----------
        Net unrealized gains on securities                          --                8,903                8,903
                                                           -----------          -----------          -----------
     Total nonshareholder changes in equity                    513,021                8,903              521,924
                                                           -----------          -----------          -----------
     Common stock issued                                            --                   --              366,430
     Redemption of common stock                                     --                   --             (344,010)
     2-for-1 stock split effective August 3, 1998             (711,587)                  --                   --
     Cash dividends declared on common stock                  (205,319)                  --             (205,319)
     Other                                                        (682)                  --                2,358
                                                           ===========          ===========          ===========
Balance, December 31, 1998                                 $ 1,150,996          $    60,974          $ 2,923,888
                                                           ===========          ===========          ===========

---------------

* Other includes unvested restricted stock and a loan to the employee stock ownership plan.
**   Comprehensive income as defined by SFAS No. 130.

The accompanying notes are an integral part of these consolidated financial statements.

                        BB&T CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1998, 1997 and 1996
                             (Dollars in thousands)

                                                                                       1998           1997           1996
                                                                                   -----------    -----------    -----------
Cash Flows From Operating Activities:
  Net income ...................................................................   $   513,021    $   378,287    $   361,448
  Adjustments to reconcile net income to net cash provided
    by operating activities:
       Provision for loan and lease losses .....................................        90,470        102,680         65,795
       Depreciation of premises and equipment ..................................        66,822         61,655         49,117
       Amortization of intangibles and mortgage servicing rights ...............        49,473         24,734         15,629
       Accretion of negative goodwill ..........................................        (6,243)        (6,180)        (6,238)
       Amortization of unearned stock compensation .............................         1,124          8,111          2,450
       Discount accretion and premium amortization on securities, net ..........         1,984          3,598          6,201
       Net decrease (increase) in trading account securities ...................         7,456        (25,688)            --
       Loss (gain) on sales of securities, net .................................        (7,682)        (4,139)        (3,820)
       Loss (gain) on sales of loans and mortgage loan servicing rights, net ...       (31,337)       (15,992)        (9,061)
       Loss (gain) on disposals of premises and equipment, net .................        (6,383)        30,660            331
       Proceeds from sales of loans held for sale ..............................     4,344,135      1,583,793      1,362,991
       Purchases of loans held for sale ........................................    (1,745,442)      (734,727)      (429,523)
       Origination of loans held for sale, net of principal collected ..........    (3,090,835)    (1,020,098)      (893,319)
       Decrease (increase) in:
          Accrued interest receivable ..........................................       (15,194)         2,678         18,843
          Other assets .........................................................       (68,221)      (197,913)      (112,716)
       Increase (decrease) in:
          Accrued interest payable .............................................        17,132          7,029          6,703
          Accounts payable and other liabilities ...............................        74,611        101,152         (9,642)
       Other, net ..............................................................           763          1,138          4,100
                                                                                   -----------    -----------    -----------
          Net cash provided by operating activities ............................       195,654        300,778        429,289
                                                                                   -----------    -----------    -----------
Cash Flows From Investing Activities:
  Proceeds from sales of securities available for sale .........................     1,389,111      1,793,585        737,286
  Proceeds from maturities, calls and paydowns of securities available for sale      2,247,730      1,680,926      2,788,988
  Purchases of securities available for sale ...................................    (3,683,893)    (4,136,669)    (2,910,349)
  Proceeds from sales of securities held to maturity ...........................            --         26,170             --
  Proceeds from maturities, calls and paydowns of securities held to maturity ..        55,811         44,340        232,093
  Purchases of securities held to maturity .....................................       (16,196)       (33,836)      (336,728)
  Leases made to customers .....................................................       (94,615)       (74,420)       (72,390)
  Principal collected on leases ................................................        65,186         57,581         48,222
  Loan originations, net of principal collected ................................    (1,338,660)    (1,265,167)    (1,889,906)
  Purchases of loans ...........................................................      (110,090)      (205,232)      (232,236)
  Net cash acquired (paid) in transactions accounted for under the purchase method      97,757         95,205         (4,187)
  Purchases and originations of mortgage servicing rights ......................       (74,086)       (39,093)       (26,356)
  Proceeds from disposals of premises and equipment ............................        23,058         14,577          8,769
  Purchases of premises and equipment ..........................................      (108,844)      (151,551)       (75,927)
  Proceeds from sales of foreclosed property ...................................        28,902         16,562         16,321
  Proceeds from sales of other real estate held for development or sale ........        18,751          9,787          9,296
  Other, net ...................................................................        (1,375)         4,304        (18,147)
                                                                                   -----------    -----------    -----------
       Net cash used in investing activities ...................................    (1,501,453)    (2,162,931)    (1,725,251)
                                                                                   -----------    -----------    -----------
Cash Flows From Financing Activities:
  Net increase in deposits .....................................................       849,067        446,663        858,586
  Net increase (decrease) in short-term borrowed funds .........................      (413,919)       600,680         27,506
  Proceeds from long-term debt .................................................     2,752,628      5,743,485      1,657,154
  Repayments of long-term debt .................................................    (1,533,557)    (4,304,498)      (920,157)
  Net proceeds from common stock issued ........................................        33,227         25,225         52,358
  Redemption of common stock ...................................................      (344,010)      (321,224)      (222,569)
  Cash dividends paid on common and preferred stock ............................      (195,504)      (162,724)      (133,751)
  Other, net ...................................................................            --            (12)        (5,298)
                                                                                   -----------    -----------    -----------
       Net cash provided by financing activities ...............................     1,147,932      2,027,595      1,313,829
                                                                                   -----------    -----------    -----------

Net (Decrease) Increase in Cash and Cash Equivalents ...........................      (157,867)       165,442         17,867
Cash and Cash Equivalents at Beginning of Year .................................     1,267,253      1,101,811      1,083,944
                                                                                   -----------    -----------    -----------
Cash and Cash Equivalents at End of Year .......................................   $ 1,109,386    $ 1,267,253    $ 1,101,811
                                                                                   ===========    ===========    ===========

Supplemental Disclosure of Cash Flow Information:

  Cash paid during the year for:
      Interest                                                                     $ 1,298,632    $ 1,118,870    $ 1,016,096
      Income taxes                                                                     137,818        150,002        176,707
  Noncash financing and investing activities:
      Transfer of securities from held to maturity to available for sale               106,819             --         36,646
      Transfer of securities from available for sale to held to maturity                    --             --            240
      Transfer of loans to foreclosed property                                          21,845         20,836         28,408
      Transfer of fixed assets to other real estate owned                               10,351         13,761         10,466
      Restricted stock issued                                                               --             74            575
      Securitization of mortgage loans                                                 465,341             --        817,268



The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


     BB&T Corporation ("BB&T" or "Parent Company"), formerly Southern National Corporation, is a bank holding company organized under the laws of North Carolina and registered with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. Branch Banking and Trust Company ("BB&T-NC"); Franklin National Bank of Washington, D.C. ("Franklin National Bank"); BB&T Financial Corporation of South Carolina, parent company of Branch Banking and Trust Company of South Carolina ("BB&T-SC"); BB&T Financial Corporation of Virginia, parent company of Branch Banking and Trust Company of Virginia ("BB&T-VA"), Piedmont Trust Bank of Martinsville, Virginia; Commerce Bank of College Park, Maryland; MainStreet Bank of Mechanicsville, Virginia; Bank of Carroll of Hillsville, Virginia; Bank of Ferrum, Virginia; The First Bank of Stuart, Virginia; First National Bank of Clifton Forge, Virginia; The First Community Bank of Saltville, Virginia; Tysons National Bank of McLean, Virginia; MainStreet Trust Company N.A., of Martinsville, Virginia; and The Bank of Northern Virginia of Arlington, Virginia; (collectively, the "Banks"), Regional Acceptance Corporation ("Regional Acceptance") Scott & Stringfellow Financial, Inc., ("Scott & Stringfellow") and Craigie Incorporated ("Craigie") comprise BB&T's direct principal subsidiaries.

     The accounting and reporting policies of BB&T Corporation and its subsidiaries are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The following is a summary of the more significant policies.

NOTE A. Summary of Significant Accounting Policies

Principles of Consolidation

     The consolidated financial statements of BB&T include the accounts of the Parent Company and its subsidiaries. In consolidation, all significant intercompany accounts and transactions have been eliminated. Prior period financial statements have been restated to include the accounts of companies acquired in material transactions accounted for as poolings of interests. Results of operations of companies acquired in transactions accounted for as purchases are included from the dates of acquisition. (See Note B)

     Certain amounts for prior years have been reclassified to conform to statement presentations for 1998. The reclassifications have no effect on either shareholders' equity or net income as previously reported.

Nature of Operations

     BB&T is a multi-bank holding company headquartered in Winston-Salem, North Carolina. BB&T conducts its operations in North Carolina, South Carolina, Virginia, Maryland and the metropolitan Washington, D.C. area primarily through its commercial banking subsidiaries and, to a lesser extent, through its other subsidiaries. BB&T's subsidiaries provide a full range of traditional commercial banking services and additional services including investment brokerage, investment banking, trust services, agency insurance, credit-related insurance and leasing.

Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash and cash equivalents include cash and due from banks, interest-bearing bank balances, Federal funds sold and securities purchased under resale agreements or similar arrangements. Generally, both cash and cash equivalents are considered to have maturities of three months or less. Accordingly, the carrying amount of such instruments is considered a reasonable estimate of fair value.

Securities

     BB&T classifies investment securities in one of three categories: held to maturity, available for sale and trading. Debt securities acquired with both the intent and ability to be held to maturity are classified as held to maturity and reported at amortized cost. Gains or losses realized from the sale of securities held to maturity, if any, are determined by specific identification and are included in noninterest income.

     Securities, which may be used to meet liquidity needs arising from unanticipated deposit and loan fluctuations, changes in regulatory capital and investment requirements, or unforeseen changes in market conditions, including interest rates, market values or inflation rates, are classified as available for sale. Securities available for sale are reported at estimated fair value, with unrealized gains and losses reported as a separate component of shareholders' equity, net of deferred income tax. Gains or losses realized from the sale of securities available for sale are determined by specific identification and are included in noninterest income.

     Trading account securities are selected according to fundamental and technical analyses that identify potential market movements. Trading account securities are positioned to take advantage of such movements and are reported at fair value. Market adjustments, fees and gains or losses earned on trading account securities are included in noninterest income. Interest income on trading account securities is included in other interest income. Gains or losses realized from the sale of trading securities are determined by specific identification.

     During 1996 and 1998, BB&T transferred securities with an amortized cost of $36.6 million and $106.8 million, respectively, from the held-to-maturity portfolio to the available-for-sale portfolio. These securities were previously classified as held-to-maturity by entities acquired under the pooling-of-interests method of accounting. BB&T transferred these amounts pursuant to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115,

"Accounting for Certain Investments in Debt and Equity Securities," to conform the combined investment portfolios to BB&T's existing policies.

Loans Held for Sale

     Loans held for sale are reported at the lower of cost or market value on an aggregate loan basis. Gains or losses realized on the sales of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold, adjusted for any servicing asset or liability. Any resulting deferred premium or discount is amortized, as an adjustment of servicing income, over the estimated lives of the loans using the level-yield method.

Loans and Leases

     Loans and leases that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances adjusted for any deferred fees or costs and unamortized premiums or discounts. The net amount of nonrefundable loan origination fees, including commitment fees and certain direct costs associated with the lending process, are deferred and amortized to interest income over the contractual lives of the loans using methods which approximate level-yield, with adjustments for prepayments as they occur. If the loan commitment expires unexercised, the income is recognized upon expiration of the commitment. Discounts and premiums are amortized to interest income over the estimated life of the loans using methods that approximate level-yield.

     Commercial loans and substantially all installment loans accrue interest on the unpaid balance of the loans. Lease receivables consist primarily of direct financing leases on rolling stock, equipment and real property. Lease receivables are stated at the total amount of lease payments receivable plus guaranteed residual values, less unearned income. Recognition of income over the lives of the lease contracts approximates the level-yield method.

     As of January 1, 1995, BB&T adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which was amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." SFAS No. 114, as amended, requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. A loan is impaired when, based on current information and events, it is probable that BB&T will be unable to collect all amounts due according to the contractual terms of the loan agreement. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. BB&T had previously measured the allowance for credit losses using methods similar to those prescribed in SFAS No. 114. As a result of adopting these statements, no additional allowance for loan losses was required as of January 1, 1995.

     BB&T's policy is to disclose all commercial loans greater than $250,000 that are on nonaccrual status as impaired loans. Substantially all other loans made by BB&T are excluded from the scope of SFAS No. 114 as they are large groups of smaller balance homogeneous loans (residential mortgage and consumer installment) that are collectively evaluated for impairment.

Allowance for Loan and Lease Losses

     The provision for loan and lease losses is the estimated amount required to maintain the allowance for loan and lease losses at a level adequate to cover estimated inherent losses related to loans and leases currently outstanding. The primary factors considered in determining the allowance are the distribution of loans by risk class, the amount of the allowance specifically allocated to nonperforming loans and other problem loans, prior years' loan loss experience, economic conditions in BB&T's market areas and the growth of the credit portfolio. Management stratifies the loan portfolio based on the purpose of the loan. For commercial loans, specific reserves are assigned to "watch list" credits of $1 million or more. General reserves on commercial loans are determined based on the risk grades assigned to the credits. For all other loan types, general reserves are established based on a weighted average of actual historical loan loss experience for the loan type and based on the risk grades of the loans. An additional general reserve is established to address broader economic conditions in BB&T's market areas and possible unforeseen losses in the portfolio. While management uses the best information available in establishing the allowance for losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the valuations or, if required by regulators, based upon information at the time of their examinations. Such adjustments to original estimates, as necessary, are made in the period in which these factors and other relevant considerations indicate that loss levels may vary from previous estimates.

Nonperforming Assets

     Nonperforming assets include loans and leases on which interest is not being accrued and foreclosed property. Foreclosed property consists of real estate and other assets acquired through customers' loan defaults.

     Commercial and unsecured consumer loans and leases are generally placed on nonaccrual status when concern exists that principal or interest is not fully collectible, or when any portion of principal or interest becomes 90 days past due, whichever occurs first. Mortgage loans and most other consumer loans past due 90 days or more may remain on accrual status if management determines that concern over the collectability of principal and interest is not significant. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period. Interest payments received thereafter are applied as a reduction to the remaining principal balance when concern exists as to the ultimate collection of the principal. Loans and leases are removed from nonaccrual status when they become current as to both principal and interest and when concern no longer exists as to the collectability of principal or interest.

     Assets acquired as a result of foreclosure are valued at the lower of cost or fair value, and carried thereafter at the lower of cost or fair value less estimated costs to sell the asset. Cost is the sum of unpaid principal, accrued but unpaid interest and acquisition costs associated with the loan. Any excess of unpaid principal over fair value at the time of foreclosure is charged to the allowance for losses. Generally, such properties are appraised annually and the carrying value, if greater than the fair value, less costs to sell, is adjusted with a charge to income. Routine maintenance costs, declines in market value and net losses on disposal are included in other noninterest expense.

Premises and Equipment

     Premises, equipment, capital leases and leasehold improvements are stated at cost less accumulated depreciation or amortization. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease terms or the estimated useful lives of the improvements. Capitalized leases are amortized by the same methods as premises and equipment over the estimated useful lives or the lease term, whichever is lesser. Obligations under capital leases are amortized using the interest method to allocate payments between principal reduction and interest expense.

Income Taxes

     BB&T and its subsidiaries file a consolidated Federal income tax return. Each subsidiary pays its calculated portion of Federal income taxes to BB&T to the extent that tax benefits are realized. Deferred income taxes have been provided where different accounting methods have been used in determining income for income tax purposes and for financial reporting purposes. Deferred tax assets and liabilities are recognized based on future tax consequences of the differences arising from their carrying values and respective tax bases. In the event of changes in the tax laws, deferred tax assets and liabilities are adjusted in the period of the enactment of those changes, with effects included in the income tax provision.

     Institutions acquired during the current fiscal year file separate Federal income tax returns for the periods prior to consummation of the acquisitions.

Derivatives and Off-Balance Sheet Instruments

     BB&T utilizes a variety of derivative financial instruments to manage various financial risks. These instruments include financial forward and futures contracts, options written and purchased, interest rate caps and floors and interest rate swaps. Management accounts for these financial instruments as hedges when the following conditions are met: (1) the specific assets, liabilities, firm commitments or anticipated transactions (or an identifiable group of essentially similar items) to be hedged expose BB&T to interest rate risk or price risk; (2) the financial instrument reduces that exposure; (3) the financial instrument is designated as a hedge at inception; and (4) at the inception of the hedge and throughout the hedge period, there is a high correlation of changes in the fair value or the net interest income associated with the financial instrument and the hedged items.

     The net interest payable or receivable on interest rate swaps, caps and floors that are designated as hedges is accrued and recognized as an adjustment to the interest income or expense of the related asset or liability. For interest rate forwards, futures and options qualifying as a hedge, gains and losses are deferred and are recognized in income as an adjustment of yield. Gains and losses from early terminations of derivatives are deferred and amortized as yield adjustments over the shorter of the remaining term of the hedged asset or liability or the remaining term of the derivative instrument. Upon disposition or settlement of the asset or liability being hedged, deferral accounting is discontinued and any gains or losses are recognized in income. Derivative financial instruments that fail to qualify as a hedge are carried at fair value with gains and losses recognized in current earnings.

     BB&T utilizes written covered over-the-counter call options on specific securities in the available-for-sale securities portfolio in order to enhance returns. Fees received are deferred and recognized in noninterest income upon exercise or expiration. Written options are carried at estimated fair value. Unrealized and realized gains and losses on written call options are included with securities gains and losses.

     BB&T also utilizes over-the-counter purchased put options and net purchased put options (combination of purchased put option and written call option) in its mortgage banking activities. These options are used to hedge the mortgage warehouse and pipeline against increasing interest rates. Written call options are used in tandem with purchased put options to create a net purchased put option that reduces the cost of the hedge. Net unrealized gains and losses on purchased put options and net purchased put options are carried with loans held for sale at the lower of cost or market on an aggregate basis. Realized gains and losses on purchased put options and net purchased put options are included in mortgage banking income.

Per Share Data

     Effective December 31, 1997, BB&T adopted the provisions of SFAS No. 128, "Earnings Per Share." This statement establishes standards for computing and presenting earnings per share ("EPS") and simplifies the standards for computation previously found in Accounting Principles Board ("APB") Opinion No. 15, "Earnings Per Share," making them more comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS (which replaces the former fully diluted EPS) for all entities with complex capital structures. The EPS information reported herein reflects the implementation of SFAS No. 128. Prior periods have been restated to include the provisions of the statement.

     Basic net income per common share has been computed by dividing net income applicable to common shares by the weighted average number of shares of common stock outstanding during the years presented.

     Diluted net income per common share has been computed by dividing net income, as adjusted for the interest expense related to convertible debt in prior years, by the weighted average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding. Other potentially dilutive securities include the number of shares issuable upon conversion of preferred stock. Restricted stock grants are considered as issued for purposes of calculating net income per share.

     Weighted average numbers of shares were as follows:


                                  1998            1997            1996
                               -----------     -----------     -----------
Basic                          303,923,429     303,174,462     303,209,770
Diluted                        310,109,165     308,210,488     309,506,279

     On June 23, 1998, BB&T's Board of Directors approved a 2-for-1 stock split in the Corporation's common stock effected in the form of a 100% stock dividend paid August 3, 1998. All per share amounts presented herein and the weighted average shares reflected above have been restated as appropriate to retroactively reflect the stock split.

Intangible Assets

     BB&T's intangible assets consist of the cost in excess of the fair value of net assets acquired in transactions accounted for as purchases (goodwill), premiums paid on acquisitions of deposits (core deposit intangibles) and other identifiable intangible assets. Such assets are included in other assets in the "Consolidated Balance Sheets." Intangible assets are being amortized on straight-line or accelerated bases over periods ranging from 5 to 25 years. At December 31, 1998, BB&T had $391.9 million recorded as goodwill and $7.8 million as core deposit and other intangibles, net of amortization. Negative goodwill is created when the fair value of the net assets purchased exceeds the purchase price. Such balances are included in other liabilities in the "Consolidated Balance Sheets" and are being amortized over periods ranging from 10 to 15 years. At December 31, 1998, BB&T had negative goodwill totaling $26.7 million, net of amortization.

Mortgage Servicing Rights

     Amounts paid to acquire the right to service certain mortgage loans are capitalized and amortized over the estimated lives of the loans to which they relate. In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," which amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." This statement was superseded by SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which BB&T adopted on January 1, 1997. SFAS No. 122, as superseded by SFAS No. 125, requires that mortgage banking enterprises recognize, as separate assets, rights to service mortgage loans for others, however those servicing rights are acquired. The statement further requires mortgage banking enterprises to assess their capitalized mortgage servicing rights for impairment based on the fair value of those rights. At December 31, 1998, BB&T had capitalized mortgage servicing rights totaling $101.3 million.

Changes in Accounting Principles and Effects of New Accounting Pronouncements

     In June of 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which provides accounting and reporting standards for such transactions based on consistent application of a financial components approach. This approach recognizes the financial and servicing assets an entity controls and the liabilities it has incurred, as well as derecognizes financial assets when control has been surrendered and liabilities when they are extinguished. The statement requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of transfer. In December 1996, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." This statement allows the implementation of certain provisions of SFAS No. 125 to be deferred for one year. BB&T adopted SFAS No. 125, as amended by SFAS No. 127, effective January 1, 1997. The adoption of these statements did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

     In February of 1997, the FASB issued SFAS No. 128, "Earnings Per Share," as discussed above. The statement was effective for financial statements issued for periods ending after December 15, 1997, including interim periods, and requires restatement of all prior periods presented. Accordingly, BB&T adopted the provisions of the statement effective December 31, 1997, including retroactive restatement of prior periods. The implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

     In February of 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure," which establishes standards for disclosing information about an entity's capital structure by continuing and amending existing standards. The statement was effective for financial statements for periods ending after December 15, 1997. Management determined that BB&T was and is in compliance with the disclosure requirements of SFAS No. 129, and, therefore, the implementation of the statement did not affect the capital structure disclosures made by BB&T.

     In June of 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income (revenues, expenses, gains and losses) in a full set of general purpose financial statements. Comprehensive income is the nonshareholder-related change in equity (net assets) of a company during a period from transactions and other events. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997, including interim periods, and requires restatement of all prior periods presented. BB&T adopted the provisions of the statement effective January 1, 1998, including retroactive application to prior periods. The standard does not address issues of recognition or measurement of comprehensive income; therefore, the implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

     In June of 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. BB&T adopted the provisions of the statement effective December 31, 1998. The standard does not address issues of recognition or measurement and, therefore, the implementation of the statement did not have an impact on the consolidated financial position or consolidated results of operations of BB&T. See Note S. in the "Notes to Consolidated Financial Statements" for disclosures related to the implementation of this statement.

     In March of 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which revises the disclosure requirements for pensions and other postretirement benefit plans. BB&T adopted the provisions of this statement effective December 31, 1998, including restatement of all prior periods presented. The statement does not address issues of recognition or measurement and, therefore, the implementation of the statement did not have an impact on BB&T's consolidated financial position or consolidated results of operations. See Note L. in the "Notes to Consolidated Financial Statements" for disclosures related to the implementation of this statement.

     During the first quarter of 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires capitalization of computer software costs that meet certain criteria. BB&T adopted the provisions of this statement effective January 1, 1999. This implementation of the SOP did not have a material effect on BB&T's consolidated financial position or consolidated results of operations.

     In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The statement is effective for fiscal years beginning after June 15, 1999, and cannot be applied retroactively. Management has not yet quantified the impact of adopting SFAS No. 133 and has not determined the timing of or method of our adoption of the statement. However, the statement could increase volatility in earnings and other comprehensive income.

     During the second quarter of 1998, the American Institute of Certified Public Accountants issued SOP 98-5, "Accounting for Start-up Costs." SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs requiring start-up costs to be expensed as incurred. BB&T adopted the provisions of the SOP effective January 1, 1999. The adoption of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

     During October, 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." The statement amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." BB&T adopted the provisions of the statement effective January 1, 1999. The implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

Supplemental Disclosures of Cash Flow Information

      As referenced in the "Consolidated Statements of Cash Flows," BB&T acquired assets and assumed liabilities in transactions accounted for under the purchase method of accounting. The fair values of these assets acquired and liabilities assumed, at acquisition, were as follows:

                                                  1998           1997           1996
                                                ---------     ----------      --------
                                                       (Dollars in thousands)
Fair value of net assets acquired            $   106,801   $    129,719   $     4,994
Purchase price                                  (295,268)      (276,483)      (31,056)
                                                --------       --------       -------

Excess of purchase price over net assets

   acquired                                  $  (188,467)   $  (146,764)   $  (26,062)
                                                ========      =========        =======

     During the first quarter of 1996, BB&T redeemed all outstanding shares of Convertible Preferred Stock. This transaction, a noncash financing activity, resulted in the conversion of 733,869 shares of preferred stock into 4,334,692 shares of common stock.

Income and Expense Recognition
     Items of income and expense are recognized using the accrual basis of accounting, except for some immaterial amounts.

NOTE B.  Acquisitions and Mergers

Completed Mergers and Acquisitions

Purchase Transactions

     On June 30, 1996, BB&T completed the purchase of certain fixed assets and expiration rights to outstanding insurance policies from the James R. Lingle Agency of Florence, South Carolina. In conjunction with the purchase, BB&T recorded expiration rights totaling $1.7 million, which are being amortized using the straight-line method over 15 years.

     On August 28, 1996, BB&T became a majority shareholder of AutoBase Information Systems, Inc., ("AutoBase") through the purchase of 51% of AutoBase's outstanding common stock. In conjunction with this investment, BB&T recorded $1.2 million in goodwill, which is being amortized using the straight-line method over 15 years.

     During November 1996, BB&T completed the acquisitions of three insurance agencies. On November 7, 1996, BB&T completed the acquisition of the William Goldsmith Agency Inc. of Greenville, South Carolina through the issuance of 140,414 shares of common stock. On November 13, 1996, BB&T completed the acquisition of the C. Dan Joyner Insurance Agency based in Greenville, South Carolina through the issuance of 96,240 shares of common stock. Boyle-Vaughan Associates, Inc. based in Columbia, South Carolina, was acquired on November 22, 1996 through the issuance of 984,126 shares of common stock. In conjunction with the purchase of these agencies, BB&T recorded $17.9 million in goodwill, which is being amortized using the straight-line method over 15 years.

     On January 31, 1996, BB&T acquired Seaboard Bancorp, Inc. ("Seaboard Bancorp") of Virginia Beach, Virginia, in a transaction accounted for as a purchase. The acquisition was accomplished through the payment of $8.8 million in cash. In conjunction with the purchase, BB&T recorded $5.2 million in goodwill, which is being amortized using the straight-line method over 15 years.

     On March 1, 1997, BB&T completed its acquisition of Fidelity Financial Bankshares Corporation ("Fidelity") of Richmond, Virginia, in a transaction accounted for as a purchase. BB&T issued 3.2 million shares for all of the shares of Fidelity's common stock outstanding. In conjunction with the acquisition, BB&T recorded $37.9 million in goodwill, which is being amortized using the straight-line method over 15 years.

     On May 20, 1997, BB&T purchased Phillips Factors Corporation ("Phillips") and its subsidiaries, Phillips Financial Corporation and Phillips Acceptance Corporation, all of High Point, North Carolina. Phillips purchases and manages receivables in the temporary staffing industry nationwide. It also provides payroll processing services to that industry. Phillips also buys and manages account receivables primarily in the furniture, textiles and home furnishings-related industries. In conjunction with the acquisition, BB&T recorded $11.1 million of goodwill, which is being amortized using the straight-line method over 15 years.

     On July 31, 1997, BB&T completed its acquisition of Refloat, Inc. of Mount Airy, North Carolina, and its principal subsidiary, Sheffield Financial Corp. (collectively, "Refloat"), a finance company that specializes in loans to small commercial lawn care businesses across the country. The acquisition, which was completed through the issuance of 750,000 shares of common stock, was accounted for as a purchase. BB&T recorded $3.0 million of goodwill, which is being amortized using the straight-line method over 15 years, in conjunction with this transaction.

     On October 1, 1997, BB&T completed its acquisition of Craigie Incorporated ("Craigie"), an investment banking firm located in Richmond, Virginia. Craigie specializes in the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets. Craigie also has a public finance department that provides investment banking services, financial advisory services and municipal bond financing to a variety of regional tax-exempt issuers. The acquisition, which was accounted for as a purchase, was accomplished through the issuance of approximately 926,000 shares of BB&T's common stock. In conjunction with the acquisition, BB&T recorded $6.8 million of goodwill, which is being amortized using the straight-line method over a period of 25 years.

     On December 1, 1997, BB&T completed its acquisition of Virginia First Financial Corporation of Petersburg, Virginia ("Virginia First"), a financial institution with $822.9 million in assets at the time the merger was consummated. The merger, which was accounted for under the purchase method of accounting, was effected through the issuance of 3.8 million shares of BB&T's common stock and the payment of $44.8 million. In conjunction with the acquisition, BB&T recorded $89.5 million in goodwill, which is being amortized using the straight-line method over a period of 15 years.

     On February 28, 1998, BB&T completed the acquisition of Tysons Financial Corporation ("Tysons") of McLean, Virginia. Tysons, with $102.1 million in assets, was acquired through the issuance of 721,187 shares of BB&T common stock. In conjunction with the acquisition, BB&T recorded $9.3 million in goodwill, which is being amortized using the straight-line method over a period of 15 years.

     On June 18, 1998, BB&T completed the acquisition of Dealers' Credit Inc. ("DCI"), of Menomonee Falls, Wisconsin. DCI specializes in extending credit to commercial, agricultural, municipal and consumer users for the purchase of lawn care equipment. In conjunction with the transaction, BB&T recorded $9.3 million of goodwill, which is being amortized using the straight-line method over 15 years.

     On June 30, 1998, BB&T completed its acquisition of W.E. Stanley & Company Inc., and its subsidiaries, (collectively, "Stanley"), located in Greensboro, North Carolina. Stanley, the largest actuarial, consulting and administration firm headquartered in the Carolinas, primarily manages retirement plans for companies and has more than 700 clients located mostly in the Carolinas, Virginia, Maryland and Tennessee. In conjunction with the acquisition, BB&T recorded $10.3 million of goodwill, which is being amortized using the straight-line method over 15 years.

     On September 30, 1998, BB&T completed its acquisition of Maryland Federal Bancorp, Inc. ("Maryland Federal") located in Hyattsville, Maryland. In conjunction with the merger, BB&T issued 8.7 million shares of BB&T common stock in exchange for all of the outstanding shares of Maryland Federal common stock. BB&T recorded $158.8 million of goodwill, which is being amortized using the straight-line method over a period of 15 years.

     On March 26, 1999, BB&T completed its acquisition of Scott & Stringfellow Financial, Inc. ("Scott & Stringfellow"), an investment banking firm based in Richmond, Virginia. The transaction was accounted for as a purchase. In conjunction with the acquisition, BB&T issued 3.6 million shares of BB&T common stock in exchange for all of the outstanding shares of Scott & Stringfellow common stock. BB&T recorded goodwill totaling $72.8 million, which is being amortized using the straight-line method over a period of 15 years.

     The above-discussed acquisitions were accounted for under the purchase method of accounting, and, therefore, the financial information contained herein includes data relevant to the acquirees since the date of acquisition. The following unaudited presentation reflects key line items on a Pro Forma basis as if these purchase transactions had been acquired as of the beginning of the years presented:

                                            For the Years Ended
                                        ---------------------------
                                            1998          1997
                                        ------------  -------------
                                           (Dollars in thousands,
                                           except per share data)

           Total revenues                 1,995,451   $  1,896,455
                                        ============  =============

           Net income                       508,369   $    370,340
                                        ============  =============

           Basic EPS                           1.67   $       1.22
                                        ============  =============

           Diluted EPS                         1.64   $       1.20
                                        ============  =============


     Under the provisions of SFAS No. 38, "Accounting for Preacquisition Contingencies of Purchase Enterprises," BB&T typically provides an allocation period, not to exceed one year, to identify and quantify the assets acquired and liabilities assumed in business combinations accounted for as purchases. Management currently does not anticipate any material adjustments to the assigned values of the assets and liabilities of acquired companies.

Pooling of Interests Transactions

     Effective January 25, 1996, BB&T consummated a merger with Seaboard Savings Bank, Inc. ("Seaboard"), headquartered in Plymouth, North Carolina. BB&T issued 950,316 shares of common stock for all of the outstanding shares of Seaboard common stock. The transaction was accounted for as a pooling of interests.

     Effective March 29, 1996, BB&T consummated a merger with Triad Bank ("Triad") headquartered in Greensboro, North Carolina. BB&T issued 3.6 million shares of common stock for all of the outstanding shares of Triad common stock. The transaction was accounted for as a pooling of interests.

     On August 30, 1996, BB&T issued 84,270 shares of common stock to complete the acquisition of Tomlinson Insurers, Inc., a general insurance agency in Fayetteville, North Carolina. The transaction was accounted for under the pooling-of-interests method of accounting.

     On September 1, 1996, BB&T completed a merger with Regional Acceptance Corporation of Greenville, N.C. ("Regional Acceptance") in a transaction accounted for as a pooling of interests. BB&T issued 11.7 million shares in exchange for all of the outstanding stock of Regional Acceptance.

     On September 27, 1996, BB&T completed its acquisition of The First National Bank of Clifton Forge ("Clifton Forge"), of Clifton Forge, Virginia. The transaction was accounted for as a pooling of interests. In conjunction with the merger, BB&T issued approximately 1.7 million shares of common stock in exchange for all of the outstanding common stock of Clifton Forge.

     On November 13, 1996, BB&T acquired Hanover Bank ("Hanover") of Hanover, Virginia, in a transaction accounted for as a pooling of interests. In conjunction with the merger, BB&T issued approximately 1.4 million shares of common stock in exchange for all of the outstanding common stock of Hanover.

     On July 1, 1997, BB&T completed its merger with United Carolina Bancshares Corporation ("UCB") of Whiteville, North Carolina, in a stock transaction accounted for as a pooling of interests. BB&T issued 55.4 million shares of common stock in exchange for all of the shares of UCB common stock outstanding.

     On December 1, 1997, BB&T completed its acquisition of Commerce Bank Corporation ("Commerce") in a transaction accounted for as a pooling of interests. In conjunction with the merger, BB&T issued approximately 676,000 shares of common stock in exchange for all of the outstanding common stock of Commerce.

     On March 1, 1998, BB&T completed its merger with Life Bancorp, Inc. ("Life") of Norfolk, Virginia. The transaction was accounted for as a pooling of interests. In conjunction with the merger, BB&T issued 11.6 million shares of common stock in exchange for all of the shares of Life common stock outstanding.

     On March 10, 1998, BB&T completed its acquisition of Regency Financial Shares, Incorporated ("Regency") of Richmond, Virginia, in a transaction accounted for as a pooling of interests. In conjunction with the merger, BB&T issued approximately 801,000 shares of common stock in exchange for all of the shares of Regency.

     On July 1, 1998, BB&T completed its merger with Franklin Bancorporation Inc. ("Franklin") of Washington, D.C. in a stock transaction accounted for under the pooling-of-interests method of accounting. In conjunction with the merger, BB&T issued 4.9 million shares of common stock in exchange for all of the shares of Franklin common stock outstanding.

     On July 7, 1998, BB&T completed a merger with Ballston Bancorp, Inc. of Washington, D.C., in a transaction accounted for as a pooling of interests. In conjunction with the merger, BB&T issued approximately 824,000 shares of common stock in exchange for all of the outstanding common stock of Ballston.

     On March 5, 1999, BB&T completed a merger with MainStreet Financial Corporation ("MainStreet"), based in Martinsville, Virginia. The transaction was accounted for as a pooling of interests. BB&T issued approximately 16.8 million shares of BB&T common stock in exchange for all of the outstanding shares of MainStreet.

     The following presentation reflects key line items on an historical basis for BB&T and MainStreet and on a pro forma combined basis assuming the merger was effective as of and for the periods presented.


                                          Historical Basis
                                 --------------------------------        BB&T
                                       BB&T          Mainstreet         restated
                                 ------------------------------------------------------
                                       (Dollars in thousands, except per share data)
As of / For the Year Ended
    December 31, 1998
    ------------------
Net interest income              $      1,247,404    $      69,725    $     1,317,129
Net income                                501,825           11,196            513,021
Net earnings per share
  Basic                                      1.75             0.80               1.69
  Diluted                                    1.71             0.80               1.65
Assets                                 34,427,227        1,983,589         36,388,330
Deposits                               23,046,907        1,211,261         24,258,168
Shareholders' equity                    2,758,548          165,888          2,923,888

As of / For the Year Ended
    December 31, 1997
    -----------------
Net interest income              $      1,158,525    $      63,133    $     1,221,658
Net income                                360,418           17,869            378,287
Net earnings per share
  Basic                                      1.25             1.34               1.25
  Diluted                                    1.23             1.34               1.23
Assets                                 31,290,247        1,874,578         33,165,141
Deposits                               21,375,974        1,128,776         22,504,750
Shareholders' equity                    2,439,110          143,982          2,582,505

Pending Acquisitions

     On January 27, 1999, BB&T announced plans to merge with First Citizens Corporation ("First Citizens"), of Newnan, Georgia. The transaction is expected to be accounted for as a pooling of interests. First Citizens' shareholders will receive 1.0789 shares of BB&T common stock in exchange for each share of First Citizens common stock held. The merger is expected to be completed in the third quarter of 1999.

     On January 28, 1999, BB&T announced plans to merge with Mason-Dixon Bancshares ("Mason-Dixon") of Westminster, Maryland. The transaction is expected to be accounted for as a pooling of interests. Mason-Dixon's shareholders will receive 1.30 shares of BB&T common stock in exchange for each share of Mason-Dixon common stock held. The merger is expected to be completed in the third quarter of 1999.

     On February 25, 1999, BB&T announced plans to acquire Matewan BancShares, Inc. ("Matewan") of Williamson, West Virginia. On April 27, 1999, BB&T and Matewan approved amendments to the merger agreement that provide for Matewan shareholders to receive .67 shares of BB&T common stock for each share of Matewan common stock held and to receive .8375 shares of BB&T common stock for each share of Matewan Series A convertible preferred stock held. The transaction is expected to be completed in the third quarter of 1999 and accounted for as a purchase.

     On April 28, 1999, BB&T announced plans to merge with First Liberty Financial Corp. ("First Liberty") of Macon, Georgia. First Liberty's shareholders will receive between .85 and .87 shares of BB&T common stock for each share of First Liberty stock held. The transaction is expected to be completed in the fourth quarter of 1999 and accounted for as a pooling of interests.

NOTE C.  Securities

The amortized costs and approximate fair values of securities held to maturity and available for sale were as follows:

                                                                                      December 31, 1998
                                                          --------------------------------------------------------------------------
                                                                                     Gross Unrealized                 Estimated
                                                             Amortized    --------------------------------------         Fair
                                                               Cost              Gains             Losses               Value
                                                          ----------------  ----------------  ------------------  ------------------
                                                                                       (Dollars in thousands)
Securities held to maturity:
     U.S. Treasury, government and agency obligations     $        24,810   $            45   $               2   $          24,853
     Mortgage-backed securities                                    17,404               377                   -              17,781
     States and political subdivisions                            132,521             4,305                  16             136,810
                                                          ----------------  ----------------  ------------------  ------------------
     Total securities held to maturity                            174,735             4,727                  18             179,444
                                                          ----------------  ----------------  ------------------  ------------------

Securities available for sale:
     U.S. Treasury, government and agency obligations           3,583,884            55,588               2,542           3,636,930
     Mortgage-backed securities                                 3,665,958            36,907              12,482           3,690,383
     Equity and other securities                                1,219,581            21,518               3,234           1,237,865
     States and political subdivisions                            169,173             3,599                  14             172,758
                                                          ----------------  ----------------  ------------------  ------------------
     Total securities available for sale                        8,638,596           117,612              18,272           8,737,936
                                                          ----------------  ----------------  ------------------  ------------------

     Total securities                                     $     8,813,331   $       122,339   $          18,290   $       8,917,380
                                                          ================  ================  ==================  ==================





                                                                                     December 31, 1997
                                                            ---------------------------------------------------------------------
                                                                                     Gross Unrealized               Estimated
                                                               Amortized     ---------------------------------        Fair
                                                                  Cost              Gains           Losses            Value
                                                            -----------------  ----------------  -------------   ----------------
                                                                                     (Dollars in thousands)
Securities held to maturity:
     U.S. Treasury, government and agency obligations       $         64,789   $         1,139   $        143    $        65,785
     Mortgage-backed securities                                       62,491               692          1,073             62,110
     States and political subdivisions                               187,503             5,137             91            192,549
                                                            -----------------  ----------------  -------------   ----------------
     Total securities held to maturity                               314,783             6,968          1,307            320,444
                                                            -----------------  ----------------  -------------   ----------------

Securities available for sale:
     U.S. Treasury, government and agency obligations              4,459,126            33,657          5,784          4,486,999
     Mortgage-backed securities                                    2,922,352            47,646          3,861          2,966,137
     Equity and other securities                                     464,805            13,388             18            478,175
     States and political subdivisions                                61,616             1,038             31             62,623
                                                            -----------------  ----------------  -------------   ----------------
     Total securities available for sale                           7,907,899            95,729          9,694          7,993,934
                                                            -----------------  ----------------  -------------   ----------------

     Total securities                                       $      8,222,682   $       102,697   $     11,001    $     8,314,378
                                                            =================  ================  =============   ================

Securities with a book value of approximately $4.9 billion and $4.3 billion at December 31, 1998 and 1997, respectively, were pledged to secure municipal deposits, securities sold under agreements to repurchase, Federal Reserve discount window borrowings and for other purposes as required by law.

At December 31, 1998 and 1997, there was no concentration of investments in obligations of states and political subdivisions that were secured by or payable from the same taxing authority or revenue source and that exceeded ten percent of shareholders' equity. Trading securities totaling $60.4 million are excluded from the accompanying tables.

Proceeds from sales of securities during 1998, 1997 and 1996 were $1.4 billion, $1.8 billion and $737.3 million, respectively. Gross gains of $7.9 million, $7.7 million and $6.1 million and gross losses of $218,000, $3.6 million and $2.3 million were realized on those sales in 1998, 1997 and 1996, respectively.

The amortized cost and estimated fair value of the securities portfolio at December 31, 1998, by contractual maturity, are shown in the accompanying table. The expected life of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay the underlying mortgage loans with or without call or prepayment penalties. For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted average contractual maturities of underlying collateral.


                                                                                      December 31, 1998
                                                          --------------------------------------------------------------------------
                                                                  Held to Maturity                     Available for Sale
                                                          ----------------------------------  --------------------------------------
                                                                               Estimated                              Estimated
                                                             Amortized           Fair             Amortized             Fair
                                                               Cost              Value              Cost                Value
                                                          ----------------  ----------------  ------------------  ------------------
Debt Securities:                                                                     (Dollars in thousands)
     Due in one year or less                              $        55,041    $       55,365    $      1,005,386    $      1,011,590
     Due after one year through five years                         95,316            98,562           3,081,236           3,130,044
     Due after five years through ten years                        17,676            18,510             507,514             513,964
     Due after ten years                                            6,702             7,007           3,139,413           3,177,087
                                                                        -                 -                   -                   -
                                                             =============       ===========       =============       =============
           Total debt securities                          $       174,735    $      179,444    $      7,733,549    $      7,832,685
                                                          ================       ===========       =============       =============

NOTE D.  Loans and Leases

     Loans and leases were composed of the following:
                                                                               December 31,
                                                                 ------------------------------------------
                                                                        1998                   1997
                                                                 ------------------     -------------------
                                                                          (Dollars in thousands)
Loans:
     Commercial, financial and agricultural                      $       3,637,633       $       3,387,582
     Real estate - construction and land development                     2,266,024               2,206,987
     Real estate - mortgage                                             13,890,100              12,597,971
     Consumer                                                            2,986,225               2,954,154
                                                                 ------------------     -------------------

         Loans held for investment                                      22,779,982              21,146,694

Leases:                                                                  1,620,326                 788,462
                                                                 ------------------     -------------------

         Total loans and leases                                         24,400,308              21,935,156
             Less: unearned income                                        (717,508)               (243,415)

                                                                 ------------------     -------------------
             Loans and leases, net of unearned income            $      23,682,800       $      21,691,741
                                                                 ==================     ===================

     The net investment in direct financing leases was $981.9 million and $616.3 million at December 31, 1998 and 1997, respectively. BB&T had loans held for sale at December 31, 1998 and 1997 totaling $1.0 billion and $512.2 million, respectively.

     BB&T had $17.2 billion in loans secured by real estate at December 31, 1998. However, these loans were not concentrated in any specific market or geographic area other than the Banks' primary markets.


     The following table sets forth certain information regarding BB&T's impaired loans as defined under SFAS No. 114.

                                                                               December 31,
                                                                 ------------------------------------------
                                                                        1998                   1997
                                                                 ------------------     -------------------
                                                                          (Dollars in thousands)
     Total recorded investment - impaired loans                  $          27,154      $           36,070
                                                                 ------------------     -------------------
     Total recorded investment with related valuation
         allowance                                                          27,154                  36,070
     Valuation allowance assigned to impaired loans                          4,862                   4,093
                                                                 ------------------     -------------------
         Net carrying value - impaired loans                     $          22,292      $           31,977
                                                                 ==================     ===================

     Average balance of impaired loans                           $          32,296      $           28,212
                                                                 ==================     ===================
     Cash basis interest income recognized on impaired loans     $              --      $              231
                                                                 ==================     ===================

     The following table provides an analysis of loans made to directors, executive officers and their interests, which in the aggregate exceeded $60,000 at any time during 1998. All amounts shown represent loans made by BB&T's subsidiary banks in the ordinary course of business at the Banks' normal credit terms, including interest rate and collateralization prevailing at the time for comparable transactions with other persons.


                                                        (Dollars in thousands)

     Balance, December 31, 1997                         $          217,876
         Additions                                                  53,219
         Reductions                                               (105,230)
                                                        -------------------
     Balance, December 31, 1998                         $          165,865
                                                        ===================

NOTE E.  Allowance for Loan and Lease Losses

     An analysis of the allowance for loan and lease losses is presented in the following table:

                                                                        For the Years Ended December 31,
                                                             ---------------------------------------------------
                                                                   1998               1997              1996
                                                             ----------------    --------------    -------------
                                                                          (Dollars in thousands)
Beginning Balance                                            $       292,667     $     255,771     $    237,808
     Provision for losses charged to expense                          90,470           102,680           65,795
     Allowances of purchased companies                                17,669            17,513            5,185
     Loans and leases charged-off                                    (91,621)         (102,457)         (74,322)
     Recoveries of previous charge-offs                               21,430            19,160           21,305
                                                             ----------------    --------------    -------------
         Net loans and leases charged-off                            (70,191)          (83,297)         (53,017)
                                                             ----------------    --------------    -------------
Ending Balance                                               $       330,615     $     292,667     $    255,771
                                                             ================    ==============    =============

      At December 31, 1998, 1997 and 1996, loans not currently accruing interest totaled $88.8 million, $104.1 million and $69.1 million, respectively. Loans 90 days or more past due and still accruing interest totaled $54.2 million, $48.3 million and $45.2 million, at December 31, 1998, 1997 and 1996, respectively. The gross interest income that would have been earned during 1998 if the outstanding nonaccrual loans and leases had been current in accordance with the original terms and had been outstanding throughout the period (or since origination, if held for part of the period) was approximately $7.0 million. Foreclosed property was $29.0 million, $37.1 million and $31.3 million at December 31, 1998, 1997 and 1996, respectively.

NOTE F. Premises and Equipment

                                                                              December 31,
                                                                   ------------------------------------
                                                                        1998                1997
                                                                   ---------------    -----------------
                                                                         (Dollars in thousands)
Land and land improvements                                         $       81,569     $         77,132
Buildings and building improvements                                       335,761              330,110
Furniture and equipment                                                   404,486              366,303
Capitalized leases on premises and equipment                                4,089                3,840
                                                                   ---------------    -----------------

      Subtotal                                                            825,905              777,385
Less - accumulated depreciation and amortization                          354,125              325,523
                                                                   ---------------    -----------------

      Net premises and equipment                                   $      471,780     $        451,862
                                                                   ===============    =================

     Depreciation expense, which is included in occupancy and equipment expense, was $66.8 million, $61.7 million and $49.1 million in 1998, 1997 and 1996, respectively.

     BB&T has noncancellable leases covering certain premises and equipment. Total rent expense applicable to operating leases was $30.5 million, $48.0 million and $31.3 million for 1998, 1997 and 1996, respectively. Future minimum lease payments for operating and capitalized leases for years subsequent to 1998 are as follows:

                                                                                 Leases
                                                                   ------------------------------------
                                                                     Operating          Capitalized
                                                                   ---------------    -----------------
                                                                         (Dollars in thousands)
Years ended December 31:
      1999                                                         $       27,255     $            513
      2000                                                                 25,582                  513
      2001                                                                 23,972                  498
      2002                                                                 20,863                  450
      2003                                                                 17,906                  427
      2004 and years later                                                 87,769                4,116
                                                                   ---------------    -----------------

Total minimum lease payments                                       $      203,347                6,517
                                                                   ===============

Less - amount representing interest                                                              3,055
                                                                                      -----------------

Present value of net minimum payments on capitalized
      leases (Note I)                                                                 $          3,462
                                                                                      =================

NOTE G. Loan Servicing

     The following is a summary of capitalized mortgage servicing rights, net of accumulated amortization and adjustments necessary to present the balances at the lower of cost or estimated fair value, which are included in the "Consolidated Balance Sheets:"

                                                    Capitalized Mortgage
                                                      Servicing Rights
                                                 --------------------------
                                                    1998             1997
                                                 ---------        ---------
                                                   (Dollars in thousands)

Balance, January 1,                              $  68,780        $  41,891
      Amount capitalized                            74,086           39,093
      Amortization expense                         (25,359)          (9,561)
      Change in valuation allowance                (16,230)          (2,643)
                                                 =========        =========
Balance, December 31,                            $ 101,277        $  68,780
                                                 =========        =========

     Capitalized mortgage servicing rights are being amortized on a disaggregated loan basis using an accelerated method over the estimated life of the servicing income. The servicing rights portfolio is analyzed each quarter to identify possible impairment using a disaggregated discounted cash flow methodology that is stratified by predominant risk characteristics. These characteristics include stratification based on interest rates in intervals of 150 basis points, type of loan and maturity of loan. Following is an analysis of the aggregate changes in the valuation allowances for mortgage servicing rights in 1998 and 1997:

                                                  Valuation Allowance for
                                                 Mortgage Servicing Rights
                                                ---------------------------
                                                  1998               1997
                                                --------           --------
                                                   (Dollars in thousands)

Balance, January 1,                             $  3,358           $    715
      Additions                                   16,503              3,257
      Reductions                                    (273)              (614)
                                                ========           ========
Balance, December 31,                           $ 19,588           $  3,358
                                                ========           ========

     Mortgage loans serviced for others are not included in the accompanying "Consolidated Balance Sheets." The unpaid principal balances of mortgage loans serviced for others were $10.1 billion and $8.2 billion at December 31, 1998 and 1997, respectively.

NOTE H.  Short-Term Borrowed Funds

     Short-term borrowed funds are summarized as follows:

                                                          December 31,
                                                  ----------------------------
                                                      1998          1997
                                                  -------------  -------------
                                                     (Dollars in thousands)

Federal funds purchased                           $    920,157   $    936,160
Term Federal funds purchased                            25,000              -
Securities sold under agreements to repurchase       1,642,613      1,653,982
Master notes                                           675,141        638,325
U.S. Treasury tax and loan deposit notes payable       181,641        126,423
Short-term Federal Home Loan Bank advances              87,049        258,124
Short-term bank notes                                   73,181        208,079
Other short-term borrowed funds                        102,551         41,634
                                                  -------------  -------------

     Total short-term borrowed funds              $  3,707,333   $  3,862,727
                                                  =============  =============

     Federal funds purchased represent unsecured borrowings from other banks and generally mature daily. Term Federal funds purchased are identical to Federal funds; however, maturities vary and are greater than one day. Securities sold under agreements to repurchase are borrowings collateralized by securities of the U.S. Government or its agencies and have maturities ranging from one to ninety days. U.S. Treasury tax and loan deposit notes payable are payable upon demand to the U.S. Treasury. Master notes are unsecured, non-negotiable obligations of BB&T (variable rate commercial paper). Short-term Federal Home Loan Bank advances are typically unsecured and generally mature daily. Short-term bank notes are unsecured borrowings issued by the banking subsidiaries that generally mature in less than one year.

NOTE I.  Long-Term Debt

     Long-term debt is summarized as follows:
                                                                                       December 31,
                                                                             ---------------------------------
                                                                                   1998             1997
                                                                             ---------------  ----------------
                                                                                   (Dollars in thousands)
Capitalized leases, varying maturities to 2028 with rates
     from 8.11% to 12.65%.  Balance represents the unamortized
     amounts due on leases of various facilities.                            $        3,462    $        3,489

Medium-term bank notes, unsecured, varying maturities to 2001
     with variable rates from 5.279% to 5.714%.                                   1,369,890         1,024,833

Advances from Federal Home Loan Bank, varying maturities to 2018
     with rates from 1.00% to 8.75%.                                              2,669,249         2,099,803

Subordinated Notes, unsecured, dated May 21, 1996, June 3, 1997 and June 30,
     1998; maturing May 23, 2003, June 15, 2007 and June 30, 2025;
     with interest rates of 7.05%, 7.25% and 6.375%, respectively. 1,2              858,303           495,589

CMO Bonds, secured by investments, dated 1985, callable July 1, 2001,
     with an interest rate of 11.25%.                                                10,558             8,112

Corporation-obligated mandatorily redeemable capital securities, dated
     November 19, 1997, maturing November 19, 2027, with interest at 8.9%.3          50,000            50,000

Repurchase Agreements, all maturing on 2002 with interest rates
     ranging from 5.51% to 5.66%.                                                         -            63,466

Other mortgage indebtedness                                                           3,335             5,192
                                                                             ---------------  ----------------
                Total long-term debt                                         $    4,964,797   $     3,750,484
                                                                             ===============  ================

--------------------------------------------------------

     Excluding the capitalized leases set forth in Note F, future debt maturities total $5.0 billion and are $833.3 million, $893.4 million, $494.0 million, $289.7 million and $431.6 million for the next five years. The maturities for 2004 and later years are $2.0 billion.

1 Subordinated notes qualify under the risk-based capital guidelines as Tier 2 supplementary capital.

2 Consists of three issuances of BB&T Corporation debt. During 1998, BB&T issued
  $350 million of debt, which is mandatorally puttable to BB&T on June 30, 2005, and contains a remarketing option that allows the debt to be reissued to a new maturity date of June 30, 2025.

3 Securities qualify under the risk-based capital guidelines as Tier 1 capital.

NOTE J. Shareholders' Equity

        The authorized capital stock of BB&T consists of 500,000,000 shares of common stock, $5 par value, and 5,000,000 shares of preferred stock, $5 par value. At December 31, 1998, 306,963,976 shares of common stock and no shares of preferred stock were issued and outstanding.

Stock Option Plans

        At December 31, 1998, BB&T had the following stock-based compensation plans: the 1994 and 1995 Omnibus Stock Incentive Plans ("Omnibus Plans"), the Incentive Stock Option Plan ("ISOP"), the Non-Qualified Stock Option Plan ("NQSOP") and the Non-Employee Directors' Stock Option Plan ("Directors' Plan"), which are described below. BB&T accounts for these plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined based on the fair value at the grant dates for awards under those plans granted after December 31, 1994, consistent with the method described by SFAS No. 123, BB&T's pro forma net income and pro forma earnings per share would have been as follows:

                                                           For the Years Ended December 31,
                                                    ----------------------------------------------
                                                         1998              1997            1996
                                                    -------------- --------------- ---------------
                                                     (Dollars in thousands, except per share data)
Net income applicable to common shares:
        As reported                                   $   513,021      $  378,287      $  360,838
        Pro Forma                                         502,111         369,194         357,350

Basic EPS:
        As reported                                          1.69            1.25            1.19
        Pro Forma                                            1.65            1.22            1.18

Diluted EPS:
        As reported                                          1.65            1.23            1.17
        Pro Forma                                            1.62            1.20            1.15

        The SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995; therefore, the weighted average fair value of options granted prior to that date has not been calculated. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998, 1997 and 1996, respectively: dividend yield of 2.2%-2.5% in 1998, 2.2%-2.8% in 1997 and 2.2%-2.5% in 1996; expected volatility of 23%-29% in
1998, 21%-29% in 1997 and 22%-29% in 1996; risk free interest rates of 5.7%,
5.7%-6.2% and 5.7%-6.4% for 1998, 1997 and 1996, respectively; and expected lives of 6.1 years, 6.2 years and 6.7 years for 1998, 1997 and 1996, respectively.

        Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

        In April, 1994 and February, 1995, the shareholders approved the Omnibus Plans which cover the award of incentive stock options, non-qualified stock options, shares of restricted stock, performance shares and stock appreciation rights. In April 1996, the shareholders approved an amendment to the 1995 Omnibus Plan that increased the maximum number of shares issuable under the terms of the plan to 12,000,000 shares. The combined shares issuable under both Omnibus Plans, after giving effect to the August 3, 1998, 2-for-1 stock split, is 20,000,000. The Omnibus Plans are intended to allow BB&T to recruit and retain employees with ability and initiative and to associate the employees' interests with those of BB&T and its shareholders. At December 31, 1998, 7,193,402 qualified stock options at prices ranging from $4.29 to $33.485 and 3,471,811 non-qualified stock options at prices ranging from $.005 to $30.45 were outstanding. The stock options generally vest over 3 years and have a 10-year term.

        The ISOP and the NQSOP were established to retain key officers and key management employees and to offer them the incentive to use their best efforts on behalf of BB&T. The plans, which expire on December 19, 2000, further provide for up to 2,202,000 shares of common stock to be reserved for the granting of options, which have a four year vesting schedule and must be exercised within ten years from the date granted. Incentive stock options granted must have an exercise price equal to at least 100% of the fair market value of common stock on the date granted, and the non-qualified stock options must have an exercise price equal to at least 85% of the fair market value on the date granted. At December 31, 1998, options to purchase 153,788 shares of common stock at prices ranging from $4.75 to $8.375 were outstanding pursuant to the NQSOP. At December 31,1998, options to purchase 133,832 shares of common stock at an exercise price of $9.8885 were outstanding pursuant to the ISOP.

        The Directors' Plan is intended to provide incentives to non-employee directors to remain on the Board of Directors and share in the profitability of BB&T. The plan creates a deferred compensation system for participating non-employee directors. Each non-employee director may elect to defer 0%, 50% or 100% of the annual retainer fee for each calendar year and apply that percentage toward the grant of options to purchase BB&T common stock. Such elections are required to be in writing and are irrevocable for each calendar year. The exercise price at which shares of BB&T common stock may be purchased shall be equal to 75% of the market value of the common stock as of the date of grant. Options are vested in six months and may be exercised anytime thereafter until the expiration date, which is 10 years from the date of grant. The Directors' Plan provides for the reservation of up to 1,800,000 shares of BB&T common stock. At December 31, 1998, options to purchase 794,746 shares of common stock at prices ranging from $6.3578 to $28.8719 were outstanding pursuant to the Directors' Plan.

        BB&T also has options outstanding that were granted by acquired companies. These options, which have not been included in the plans described above, totaled 230,164 as of December 31, 1998, with option prices ranging from $1.3334 to $11.8535.

        A summary of the status of the Company's stock option plans at December 31, 1998, 1997 and 1996 and changes during the years then ended is presented below:

                                         1998                                1997                               1996
                              ------------------------------   ----------------------------------  --------------------------------
                                                 Wtd. Avg.                          Wtd. Avg.                          Wtd. Avg.
                                                 Exercise                           Exercise                           Exercise
                                 Shares            Price           Shares             Price            Shares            Price
                              ---------------  -------------   ----------------  ----------------  ----------------  --------------
Outstanding at beginning
  of year                         12,663,141        $ 11.22         13,125,482          $   9.28        14,292,113         $  8.85
Granted                            2,569,474          26.16          2,285,355             18.40           342,279           12.23
Exercised                        (3,136,333)            9.32       (2,610,737)              7.62       (1,371,256)            5.69
Forfeited or Expired               (118,539)           20.58         (136,959)             13.73         (137,654)            8.16

                              ---------------  -------------   ----------------  ----------------  ----------------- --------------
Outstanding at end of year        11,977,743        $ 14.83         12,663,141          $  11.22        13,125,482         $  9.28
                              ===============  =============   ================  ================  ================  ==============

Options exercisable at
  year-end                         9,168,594        $ 11.23         10,369,213          $   9.69        10,359,571         $  8.46
-----------------------------------------------------------------------------------------------------------------------------------

        The weighted average fair value of options granted was $8.55, $5.22 and $4.06 per option at December 31, 1998, 1997 and 1996, respectively.

        The following table summarizes information about the options outstanding at December 31, 1998:

                                        Options Outstanding                             Options Exercisable
                        ----------------------------------------------------       -------------------------------
                                              Weighted-
                                               Average           Weighted-                             Weighted-
                           Number             Remaining           Average             Number            Average
   Range of             Outstanding          Contractual         Exercise           Exercisable         Exercise
Exercise Prices         at 12/31/98             Life               Price            at 12/31/98          Price
----------------        -------------        ------------       ------------       --------------      -----------
          $0.01                  998                 4.0 yrs        $  0.01                  998          $  0.01
$1.33 to $1.84                13,678                 5.1               1.33               13,678             1.33
$2.46 to $3.52                11,202                 4.4               3.23               11,202             3.23
$3.72 to $5.54               217,366                 3.0               4.68              217,366             4.68
$5.86 to $8.75             2,291,029                 3.2               7.41            2,291,029             7.41
$8.90 to $12.68            3,745,366                 5.6              10.69            3,719,628            10.70
$13.19 to $18.75           2,277,241                 7.2              13.71            2,263,129            13.68
$19.35 to $24.78           1,664,929                 8.3              20.47              557,172            20.48
$28.22 to $33.49           1,755,934                 9.2              30.88               94,392            29.14
                        =============        ============       ============       ==============      ===========
                          11,977,743                 6.3 yrs       $  14.83            9,168,594         $  11.23
                        =============        ============       ============       ==============      ===========

Shareholder Rights Plan

        On January 17, 1997, pursuant to the Rights Agreement approved by the Board of Directors, BB&T distributed to shareholders one preferred stock purchase right for each share of BB&T's common stock then outstanding. Subsequent to this date, all shares issued are accompanied by a stock purchase right. Initially, the rights, which expire in 10 years, are not exercisable and are not transferable apart from the common stock. The rights will become exercisable only if a person or group acquires 20% or more of BB&T's common stock, or BB&T's Board of Directors determines, pursuant to the terms of the Rights Agreement, that any person or group that has acquired 10% or more of BB&T's common stock is an "Adverse Person." Each right would then enable the holder to purchase 1/100th of a share of a new series of BB&T preferred stock at an initial exercise price of $145.00. The Board of Directors will be entitled to redeem the rights at $.01 per right under certain circumstances specified in the Rights Agreement.

        Under the terms of the Rights Agreement, if any person or group becomes the beneficial owner of 25% or more of BB&T's common stock, with certain exceptions, or if the Board of Directors determines that any 10% or more stockholder is an "Adverse Person," each right will entitle its holder (other than the person triggering exercisability of the rights) to purchase, at the right's then-current exercise price, shares of BB&T's common stock having a value of twice the right's exercise price. In addition, if after any person or group has become a 20% or more stockholder, BB&T is involved in a merger or other business combination transaction with another person in which its common stock is changed or converted, or sells 50% or more of its assets or earning power to another person, each right will entitle its holder to purchase, at the right's then-current exercise price, shares of common stock of such other person having a value of twice the right's exercise price.

 Note K. Income Taxes

        The provision for income taxes was composed of the following:

                                                                                Years Ended December 31,
                                                                 -------------------------------------------------------
                                                                       1998               1997                1996
                                                                 ----------------    ---------------    ----------------
                                                                                 (Dollars in thousands)
  Current expense:
     Federal                                                      $      178,877      $     203,445      $      168,256
     State                                                                 9,937              9,830               5,418
                                                                 ----------------    ---------------    ----------------
                                                                         188,814            213,275             173,674
  Deferred expense (benefit)                                              48,533            (15,007)              3,279
                                                                 ----------------    ---------------    ----------------
  Provision for income taxes                                      $      237,347      $     198,268      $      176,953
                                                                 ================    ===============    ================

        The reasons for the difference between the provision for income taxes and the amount computed by applying the statutory Federal income tax rate to income before income taxes were as follows:

                                                                                Years Ended December 31,
                                                                 -------------------------------------------------------
                                                                       1998               1997                1996
                                                                 ----------------    ---------------    ----------------
                                                                                 (Dollars in thousands)
  Federal income taxes at statutory rates of 35%                  $      262,628      $     201,795      $      118,440
  Tax-exempt income from securities, loans and leases
        less related non-deductible interest expense                     (11,982)           (10,986)             (9,132)
  State income taxes, net of Federal tax benefit                           8,257              5,506               3,963
  Other, net                                                             (21,556)             1,953              (6,318)
                                                                 ----------------    ---------------    ----------------
  Provision for income taxes                                      $      237,347      $     198,268      $      106,953
                                                                 ================    ===============    ================

  Effective income tax rate                                                 31.6  %            34.4  %             32.9  %
                                                                 ================    ===============    ================

        The tax effects of temporary differences that gave rise to significant portions of the net deferred tax assets (liabilities) in the "Consolidated Balance Sheets" were:

                                                                            December 31,
                                                                 -----------------------------------
                                                                       1998               1997
                                                                 ----------------    ---------------
  Deferred tax assets:                                                 (Dollars in thousands)
        Allowance for loan and lease losses                       $      124,175      $     112,872
        Deferred compensation                                             29,895             28,254
        Postretirement benefits other than pensions                       18,474             16,850
        Expense accruals                                                   9,528             17,352
        Other                                                             26,044             29,949
                                                                 ----------------    ---------------

  Total tax deferred assets                                              208,116            205,277
                                                                 ----------------    ---------------
  Deferred tax liabilities:
        Depreciation                                                     (16,866)           (27,507)
        Net unrealized appreciation on securities available for sale     (38,366)           (33,964)
        Lease financing                                                  (75,933)           (19,193)
        Other                                                            (28,194)           (45,466)
                                                                 ----------------    ---------------
  Total tax deferred liabilities                                        (159,359)          (126,130)
                                                                 ----------------    ---------------
  Net deferred tax asset                                          $       48,757      $      79,147
                                                                 ================    ===============

        The deferred tax assets have been determined to be realizable, and, accordingly, a valuation allowance was not required. At December 31, 1998, there were no income tax credits or alternative minimum tax credit carryforwards.

        Securities transactions resulted in income tax expense of $3.0 million, $1.7 million and $1.5 million related to securities gains for the years ended December 31, 1998, 1997 and 1996, respectively.

NOTE L. Benefit Plans

        BB&T provides various employee benefit plans to existing employees and employees of acquired entities. Employees of acquired entities typically participate in existing BB&T plans upon consummation of the acquisitions. Credit is usually given to these employees for years of service at the acquired institution. The combination of actuarial information for the benefit plans of acquired entities is typically not meaningful because the benefits offered in those plans and assumptions used in the calculations related to those plans are superseded by the benefits offered in the BB&T plans and the assumptions used in the BB&T calculations. Accordingly, the actuarial information presented for retirement plans and postretirement benefits in the accompanying tables is that of BB&T as originally presented.

        The following table discloses expenses relating to employee benefit plans restated for transactions accounted for as poolings of interests.

                                                   1998        1997       1996
                                                ----------  ---------  ---------
                                                     (Dollars in thousands)
  Defined benefit plans                         $    9,121  $  14,085  $  13,289
  Defined contribution and ESOP plans               19,220  $  27,756     13,454
                                                ----------  ---------  ---------
      Total expense related to benefit plans    $   28,341  $  41,841     26,743
                                                ==========  =========  =========

Retirement Plans

        BB&T provides a retirement plan that covers substantially all employees. Benefits are based on years of service, age at retirement and the employee's compensation during the five highest consecutive years of earnings within the last ten years of employment. BB&T's contributions to the plan are in amounts between the minimum required for funding standard account purposes and the maximum deductible for Internal Revenue Service purposes.

        Supplemental retirement benefits are provided to certain key officers under supplemental executive retirement plans, which are not qualified under the Internal Revenue Code. Although technically unfunded plans, insurance policies on the lives of the covered employees partially fund future benefits.

        The tables below summarize data relative to the plans for the years as indicated:

Net Periodic Pension Cost              1998          1997             1996
----------------------------------- -----------   -----------     ------------
                                               (Dollars in thousands)

 Service cost                       $    13,681   $    12,412     $     11,488
 Interest cost                           19,022        17,971           16,253
 Estimated return on plan assets        (21,873)      (17,987)         (24,260)
 Net amortization and other              (1,504)          790            8,833
                                    -----------   -----------    -------------
      Net periodic pension cost     $     9,326   $    13,186    $      12,314
                                    ===========   ===========    =============


                                                                  Plans for which                      Plans for which
                                                                  assets exceed                     accumulated benefits
                                                               accumulated benefits                     exceed assets
                                                        ----------------------------------   -----------------------------------
                                                               1998             1997               1998               1997
                                                        ----------------  ----------------   ----------------  -----------------
                                                                                 (Dollars in thousands)
 Change in Projected Benefit Obligation
------------------------------------------------------
 Projected benefit obligation, January 1,                $       234,396  $        221,697   $         24,188  $         17,668

      Service cost                                                12,554            11,668              1,127               744
      Interest cost                                               17,022            16,513              2,000             1,458
      Actuarial (gain) loss                                       26,047            11,607              6,190             3,877
      Benefits paid                                              (10,098)           (9,593)              (685)             (515)
      Change in plan provisions                                       --           (17,990)                --                --
      Other, net                                                   4,829               494                 --               956
                                                         ---------------  ----------------  ----------------- -----------------
 Projected benefit obligation, December 1,               $       284,750  $        234,396  $          32,820 $          24,188
                                                         ===============  ================  ================= =================

 Change in Plan Assets                                               1998             1997              1998              1997
---------------------------------------------------------      ---------------  ----------------  ---------------   ---------------
                                                                                       (Dollars in thousands)
 Fair value of plan assets, January 1,                         $       273,922  $        221,394  $            --   $           --

      Actual return on plan assets                                      35,276            42,875               --               --
      Employer contributions                                             4,749            19,247              685              516
      Benefits paid                                                    (10,098)           (9,594)            (685)            (516)
      Other, net                                                         5,757                --               --               --
                                                               ---------------  ----------------  ---------------  ---------------
 Fair value of plan assets, December 31,                       $       309,606  $        273,922  $                $
                                                               ===============  ================  ===============  ===============


 Net Amount Recognized                                               1998           1997              1998              1997
-----------------------------------------------------------     ------------  ----------------  ----------------  -----------------
                                                                                       (Dollars in thousands)
 Funded status                                                  $     24,856  $         39,527  $        (32,820) $        (24,188)
 Unrecognized transition (liability) asset                            (5,436)           (6,523)              234               277
 Unrecognized prior service cost                                     (20,824)          (23,201)            3,114             3,964
 Unrecognized net loss                                                19,259             6,615            11,215             6,583
 Other, net                                                               --                --                --              (490)
                                                                ------------  ----------------  ----------------  ----------------

 Net amount recognized                                          $     17,855  $         16,418  $        (18,257) $        (13,854)
                                                                ============  ================  ================  ================

 Reconciliation of Net Pension Asset (Liability)                     1998            1997              1998              1997
-----------------------------------------------------------     --------------  --------------   ----------------  ---------------
                                                                                       (Dollars in thousands)
 Prepaid pension cost, January 1,                               $       16,418  $        6,065   $       (13,854)  $       (10,037)

      Contributions                                                      4,749          19,247               685               516
      Net periodic pension cost                                         (4,239)         (8,894)           (5,057)           (2,908)
      Other, net                                                           927              --               (31)           (1,425)
                                                                --------------  ----------------  ----------------  --------------
 Prepaid (accrued) pension cost, December 31,                   $       17,855  $         16,418  $        (18,257) $      (13,854)
                                                                ==============  ================  ================  ==============

 Weighted Average Assumptions                                 December 31,
-------------------------------------------------------  ----------------------
                                                           1998          1997
                                                         --------      --------
      Weighted average assumed discount rate               6.75%         7.25%
      Weighted average expected longterm rate
          of return on plan assets                         8.00          8.00
      Assumed rate of annual compensation increases        5.50          5.50

        Plan assets consist primarily of investments in mutual funds consisting of equity investments, obligations of the U.S. Treasury and Federal agencies and corporations. Plan assets included $26.8 million, $20.3 million and $11.2 million of BB&T common stock at December 31, 1998, 1997 and 1996, respectively. The market value of total plan assets was $309.6 million and $273.9 million at December 31, 1998 and 1997, respectively.

Postretirement Benefits

        BB&T revised its retiree health care plans in preparation for the implementation of SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions." Effective January 1, 1996, the plans of BB&T and BB&T Financial Corporation were merged into a single plan. The new plan covers employees retiring after December 31, 1995 who are eligible for participation in the BB&T pension plan and have at least ten years of service. The plan requires retiree contributions, with a subsidy by BB&T based upon years of service of the employee at the time of retirement. The subsidy is periodically reviewed for adjustment. The plan provides flexible benefits to retirees or their dependents.

        The following tables set forth the components of the retiree benefit plan and the amount recognized in the consolidated financial statements at December 31, 1998, 1997 and 1996.

Net Periodic Postretirement Benefit Cost:   1998       1997       1996
----------------------------------------- --------   -------    --------
                                              (Dollars in thousands)

Service cost                              $  1,550   $   733    $    834
Interest cost                                3,422     2,586       2,667
Amortization and other                         519       (37)        344
                                          --------   -------    --------
     Total expense                        $  5,491   $ 3,282    $  3,845
                                          ========   =======    ========


                                                   1998               1997
                                             ---------------      ------------
                                                  (Dollars in thousands)
Change in Projected Benefit Obligation
--------------------------------------
Projected benefit obligation, January 1,     $        38,342      $     38,552
   Service cost                                        1,550               733
   Interest cost                                       3,422             2,586
   Plan participants' contributions                      475               272
   Actuarial loss (gain)                               4,958            (1,949)
   Benefits paid                                      (1,859)           (1,852)
   Other, net                                          6,742                --
                                             ---------------      ------------
Projected benefit obligation, December 31,   $        53,630      $     38,342
                                             ===============      ============

Change in Plan Assets                              1998            1997
------------------------------------------    --------------  --------------
                                                  (Dollars in thousands)

Fair value of plan assets, January 1,         $         --      $         --

    Actual return on plan assets                        --                --

    Employer contributions                           1,384             1,581
    Plan participants' contributions                   475               272
    Benefits paid                                   (1,859)           (1,853)
                                              ------------      ------------
Fair value of plan assets, December 31,       $         --      $         --
                                              ============      ============

Net Amount Recognized                             1998               1997
                                              ------------      ------------
                                                   (Dollars in thousands)

Funded status                                 $    (53,630)     $    (38,342)
Unrecognized prior service cost                      6,223                --
Unrecognized net (gain) loss                           600            (4,358)
                                              ------------      ------------
Net amount recognized                         $    (46,807)     $    (42,700)
                                              ============      ============


Reconciliation of Net Pension Asset (Liability)                  1998                1997
-----------------------------------------------------------  -------------      -------------
                                                                 (Dollars in thousands)
 Prepaid pension cost, January 1,                            $     (42,700)     $     (28,977)
      Contributions                                                  1,384              1,581
      Net periodic pension cost                                     (5,491)            (3,282)
      Other, net                                                        --            (12,022)
                                                             -------------      -------------
 Prepaid (accrued) pension cost, December 31,                $     (46,807)     $     (42,700)
                                                             =============      =============

 Weighted Average Assumptions                                          December 31,
----------------------------------------------------------     ---------------------------
                                                                 1998               1997
                                                               ---------          --------
      Weighted average assumed discount rate                       6.75%              7.25%
      Medical trend rate  initial year                             9.00              10.00
      Medical trend rate  ultimate                                 5.00               5.00

      Select period                                                   4 yrs              5 yrs
                                                                 1% Increase        1% Decrease
                                                                 -----------        -----------
      Impact of a 1% change in assumed health care cost on:
          Service and interest costs                                   2.36 %           (1.81)%
          Accumulated postretirement benefit obligation                2.29             (1.97)

401-k Savings Plan

        Prior to 1996, BB&T had an Employee Stock Ownership Plan that allowed all employees to acquire BB&T common stock by contributing up to 15% of their salaries to the plan. BB&T matched 100% of each employee's contributions, up to a maximum of 6% of the employee's salary. BB&T Financial Corporation provided a Savings and Thrift Plan permitting eligible employees to make contributions up to 16% of base compensation, with matching contributions up to 4% of the employee's base compensation. Effective January 1, 1996, BB&T's Employee Stock Ownership Plan was merged into the former BB&T Financial Corporation Savings and Thrift Plan to form the BB&T Corporation 401-k Savings Plan. The new plan permits employees to contribute up to 16% of their compensation. BB&T matches up to 6% of the employee's compensation with a 100% matching contribution.

Settlement Agreements

        In connection with recent significant mergers, three executive officers of merged institutions agreed to retire during 1995 and 1997. BB&T entered into settlement and noncompetition agreements with these executive officers to settle existing employment contracts and to require them not to compete with BB&T. One of the agreements provides for annual payments of $1,655,000 less the company-provided portion of certain benefits payable under existing benefit plans. The payments continue for the life of the executive and his current wife but in no event for a period of less than fifteen years. The executive has agreed not to compete in a defined geographic area for fifteen years and to serve as a consultant to BB&T for five years. A second agreement provides for annual payments of $312,000 for ten years or until death. The third settlement agreement provides for annual payments of $769,392 (to be adjusted annually in accordance with the Consumer Price Index) until the executive reaches the age of 65 in 2002, at which time the annual payments will be reduced to 70% of the amount paid during the final year pursuant the agreement, estimated to be approximately $623,000, less the company-provided portion of benefits payable under certain existing benefit plans. The reduced payments will continue for the life of the executive. If the executive's current wife survives him, payments will continue to her in the annual amount equal to 35% of the amount paid to the executive during the final year pursuant to the agreement. The executive officer has agreed not to compete in a defined geographic area for ten years.

Other

        There are various other employment contracts, deferred compensation arrangements and covenants not to compete with selected members of management and certain retirees.

NOTE M. Commitments and Contingencies

        BB&T is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, options written, standby letters of credit and financial guarantees, interest rate caps and floors written, interest rate swaps and forward and futures contracts.

        BB&T's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. BB&T uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                                                                                     Contract or
                                                                                 Notional Amount at
                                                                                    December 31,
                                                                          ----------------------------------
                                                                                1998              1997
                                                                          ------------------  --------------
                                                                               (Dollars in thousands)
Financial instruments whose contract amounts represent credit risk:
          Commitments to extend, originate or purchase credit         $          10,039,791 $     8,100,491
          Standby letters of credit and financial guarantees written                367,394         298,604
          Commercial letters of credit                                               36,277          35,991
Financial instruments whose notional or contract amounts exceed the amount of credit risk:
          Commitments to sell loans and securities                    $           1,076,502 $       555,722
          Foreign exchange contracts                                                136,628         145,855

        Commitments to extend credit are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. BB&T evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by BB&T upon extension of credit, is based on management's evaluation of the creditworthiness of the counterparty.

        Standby letters of credit and financial guarantees written are conditional commitments issued by BB&T to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers, and letters of credit are collateralized when necessary.

        Forward commitments to sell mortgage loans and mortgage-backed securities are contracts for delayed delivery of securities in which BB&T agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities' values and interest rates.

Legal Proceedings

        The nature of the business of BB&T's banking subsidiaries ordinarily results in a certain amount of litigation. The subsidiaries of BB&T are involved in various legal proceedings, all of which are considered incidental to the normal conduct of business. Management believes that the liabilities arising from these proceedings will not have a materially adverse effect on the consolidated financial position or consolidated results of operations of BB&T.

NOTE N.  Regulatory Requirements and Other Restrictions

        BB&T's subsidiary banks are required by the Board of Governors of the Federal Reserve System to maintain reserve balances based on certain percentages of deposit types subject to various adjustments. At December 31, 1998, the net reserve requirement amounted to $216.7 million.

        Subject to restrictions imposed by state laws and federal regulations, the Boards of Directors of the subsidiary banks could have declared dividends from their retained earnings up to $1.5 billion at December 31, 1998. The subsidiary banks are prohibited from paying dividends from their capital stock and additional paid-in capital accounts and are required by regulatory authorities to maintain minimum capital levels. BB&T was in compliance with these requirements at December 31, 1998.

        BB&T is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on BB&T's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of BB&T's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. BB&T's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require BB&T to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets.

        The following table provides summary information regarding regulatory capital for BB&T and its significant banking subsidiaries as of December 31, 1998 and 1997:

                                           December 31, 1998                                        December 31, 1997
                       ---------------------------------------------------------   -------------------------------------------------
                                                                   For Minimum                                         For Minimum
                                        Actual                       Capital                 Actual                      Capital
                       -------------------------------------         Adequacy      --------------------------------      Adequacy
                             Ratio              Amount               Purposes          Ratio          Amount             Purposes
                       -----------------   -----------------  ------------------   -------------  -----------------   --------------
                                                                      (Dollars in thousands)
 Tier 1 Capital
        BB&T                       10.3  %    $   2,508,490       $ 969,886          10.7  %       $   2,342,982        $ 876,847
        BB&T - NC                  10.9           1,834,215         673,725          11.0              1,672,558          606,912
        BB&T - SC                  12.7             421,891         133,225          12.2                368,256          121,094
        BB&T - VA                  15.3             332,579          87,128          14.6                300,179           81,986
        Franklin                    8.5              38,810          18,222           9.8                 34,513           14,102
        Piedmont Trust             12.2              46,393          15,214          11.6                 42,370           14,586
       ---------------------------------------------------------------------------------------------------------------------------

 Total Capital
        BB&T                       15.0  %    $   3,629,292      $1,939,772          14.2  %       $   3,112,291      $ 1,753,694
        BB&T - NC                  12.2           2,053,215       1,347,450          12.3              1,862,258        1,213,824
        BB&T - SC                  13.9             463,895         266,451          13.4                406,120          242,188
        BB&T - VA                  16.5             359,957         174,256          15.6                319,334          163,971
        Franklin                    9.7              43,992          36,444          11.0                 38,705           28,204
        Piedmont Trust             13.4              51,155          30,428          12.9                 46,932           29,172
       ---------------------------------------------------------------------------------------------------------------------------

 Leverage Capital
        BB&T                        7.0  %    $   2,508,490      $1,070,072           7.5  %       $   2,342,982        $ 937,741
        BB&T - NC                   7.2           1,834,215         762,111           7.6              1,672,558          656,147
        BB&T - SC                   9.3             421,891         135,789           8.5                368,256          129,748
        BB&T - VA                  10.0             332,579          99,972           8.6                300,179          104,192
        Franklin                    5.3              38,810          21,908           7.1                 34,513           19,589
        Piedmont Trust              8.3              46,393          16,776           7.7                 42,370           16,562

NOTE O.  Parent Company Financial Statements

                            Condensed Balance Sheets
                           December 31, 1998 and 1997


                                                                          1998                    1997
                                                                  --------------------    --------------------
       Assets                                                                (Dollars in thousands)
       Cash and due from banks                                     $           16,304      $           13,326
       Interest-bearing bank balances                                         602,094                 605,319
       Securities                                                             199,301                 210,008
       Investment in banking subsidiaries                                   3,222,141               2,774,649
       Investment in other subsidiaries                                       170,855                 109,850
                                                                  --------------------    --------------------
               Total investments in subsidiaries                            3,392,996               2,884,499
                                                                  --------------------    --------------------

       Advances to subsidiaries                                               331,000                 185,504
       Premises and equipment                                                   7,436                   7,402
       Receivables from subsidiaries and other assets                         189,358                  87,234
                                                                  --------------------    --------------------

               Total assets                                        $        4,738,489      $        3,993,292
                                                                  ====================    ====================


       Liabilities and Shareholders' Equity

       Short-term borrowed funds                                   $          821,322      $          793,572
       Dividends payable                                                       50,804                  42,173
       Accounts payable and accrued liabilities                                83,770                  78,589
       Long-term debt                                                         858,705                 496,453
                                                                  --------------------    --------------------

               Total liabilities                                            1,814,601               1,410,787
                                                                  --------------------    --------------------


               Total shareholders' equity                                   2,923,888               2,582,505
                                                                  --------------------    --------------------


               Total liabilities and shareholders' equity          $        4,738,489      $        3,993,292
                                                                  ====================    ====================

                           Condensed Income Statements
              For the Years Ended December 31, 1998, 1997 and 1996



                                                                                   1998                1997               1996
                                                                             -----------------   -----------------   ---------------
Income                                                                                      (Dollars in thousands)
   Dividends from subsidiaries                                               $     397,683       $     257,964       $   151,346
   Interest and other income from subsidiaries                                      92,195              74,218            46,309
   Interest on investment securities                                                   971               1,692             3,415
   Other income                                                                     16,642               2,103             8,368
                                                                             -----------------   -----------------   ---------------

      Total income                                                                 507,491             335,977           209,438
                                                                             -----------------   -----------------   ---------------

Expenses
   Interest expense                                                                 84,907              54,392            33,886
   Occupancy expense                                                                   171                 249               171
   Other expenses                                                                   34,512              28,178            23,785
                                                                             -----------------   -----------------   ---------------

      Total expenses                                                               119,590              82,819            57,842
                                                                             -----------------   -----------------   ---------------

Income before income taxes and equity in
   undistributed earnings of subsidiaries                                          387,901             253,158           151,596
Income tax (benefit) expense                                                        (2,775)               (207)              138
                                                                             -----------------   -----------------   ---------------

Income before equity in undistributed earnings of subsidiaries                     390,676             253,365           151,458
Equity in undistributed earnings of subsidiaries                                   122,345             124,922           209,990
                                                                             -----------------   -----------------   ---------------

Net income                                                                   $     513,021       $     378,287       $   361,448
                                                                             =================   =================   ===============

                       Condensed Statements of Cash Flows
              For the Years Ended December 31, 1998, 1997 and 1996

                                                                                           1998            1997             1996
                                                                                        ----------      ----------      ----------
                                                                                                  (Dollars in thousands)
 Cash Flows From Operating Activities:
       Net income                                                                       $  513,021      $  378,287      $  361,448
       Adjustments to reconcile net income
           to net cash provided by operating activities:
           Net income of subsidiaries less than (in excess of) dividends from
               subsidiaries                                                               (122,345)       (124,922)       (209,990)
           Depreciation of premises and equipment                                              171             272             214
           Amortization of unearned compensation                                             1,124           8,111           2,450
           Discount accretion and premium amortization                                           -             396             192
           Loss (gain) on sales of securities                                                  (37)              -              (9)
           Loss on disposals of other real estate owned                                        191              47               -
           (Increase) decrease in other assets                                            (103,148)        (26,769)        119,678
           Increase (decrease) in accounts payable and
               accrued liabilities                                                           5,181             163           5,091
                                                                                       ------------    ------------    ------------
               Net cash provided by operating activities                                   294,158         235,585         279,074
                                                                                       ------------    ------------    ------------

 Cash Flows From Investing Activities:
       Proceeds from sales of securities available for sale                                 55,706               -             866
       Proceeds from maturities, calls and paydowns of securities available for sale             -          35,482          49,347
       Purchases of securities available for sale                                          (45,836)       (204,043)        (52,324)
       Investment in subsidiaries                                                          (36,545)           (733)        (68,625)
       Advances to subsidiaries                                                           (676,032)       (436,844)       (308,640)
       Repayment of advances to subsidiaries                                               530,536         369,375         182,875
       Net cash received in purchase accounting transactions                                (6,051)        (45,852)              -
                                                                                       ------------    ------------    ------------
           Net cash used in investing activities                                          (178,222)       (282,615)       (196,501)
                                                                                       ------------    ------------    ------------

 Cash Flows From Financing Activities:
       Net increase (decrease) in long-term debt                                           362,354         361,841         247,629
       Net increase in short-term borrowed funds                                            27,750         161,581         169,952
       Net proceeds from common stock issued                                                33,227          25,225          52,358
       Redemption of common stock                                                         (344,010)       (321,224)       (222,569)
       Cash dividends paid on common and preferred stock                                  (195,504)       (162,724)       (133,751)
                                                                                       ------------    ------------    ------------
           Net cash (used in) provided by financing activities                            (116,183)         64,699         113,619
                                                                                       ------------    ------------    ------------

 Net (Decrease) Increase in Cash and Cash Equivalents                                         (247)         17,669         196,192
 Cash and Cash Equivalents at Beginning of Year                                            618,645         600,976         404,784
                                                                                       ------------    ------------    ------------

 Cash and Cash Equivalents at End of Year                                               $  618,398      $  618,645      $  600,976
                                                                                       ============    ============    ============

Note P.  Disclosures about Fair Value of Financial Instruments

        SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires BB&T to disclose the estimated fair value of its on- and off-balance sheet financial instruments. A financial instrument is defined by SFAS No. 107 as cash, evidence of an ownership interest in an entity or a contract that creates a contractual obligation or right to deliver to or receive cash or another financial instrument from a second entity on potentially favorable or unfavorable terms.

        Fair value estimates are made at a point in time, based on relevant market data and information about the financial instrument. SFAS No. 107 specifies that fair values should be calculated based on the value of one trading unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, estimated transaction costs that may result from bulk sales or the relationship between various financial instruments. Because no readily available market exists for a significant portion of BB&T's financial instruments, fair value estimates for these instruments are based on judgments regarding current economic conditions, currency and interest rate risk characteristics, loss experience and other factors. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision. Therefore, the calculated fair value estimates cannot always be substantiated by comparison to independent markets and, in many cases, may not be realizable in a current sale of the instrument. Changes in assumptions could significantly affect the estimates.

        The following methods and assumptions were used by BB&T in estimating the fair value of its financial instruments at December 31, 1998 and 1997:

        Cash and cash equivalents: For these short-term instruments, the carrying amounts are a reasonable estimate of fair values.

        Securities: Fair values for securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities.

        Loans receivable: The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality. The carrying amounts of accrued interest approximate fair values.

        Deposit liabilities: The fair values for demand deposits, interest-checking accounts, savings accounts and certain money market accounts are, by definition, equal to the amount payable on demand at the reporting date, i.e., their carrying amounts. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to aggregate expected maturities.

        Short-term borrowed funds: The carrying amounts of Federal funds purchased, borrowings under repurchase agreements, master notes and other short-term borrowed funds approximate their fair values.

        Long-term debt: The fair values of long-term debt are estimated based on quoted market prices for similar instruments or by using discounted cash flow analyses, based on BB&T's current incremental borrowing rates for similar types of instruments.

        Interest rate swap agreements: The fair values of interest rate swaps (used for hedging purposes) are the estimated amounts that BB&T would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

        Commitments to extend credit, standby letters of credit and financial guarantees written: The fair values of commitments are estimated using the fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair values also consider the difference between current levels of interest rates and the committed rates. The fair values of guarantees and letters of credit are estimated based on fees currently charged for similar agreements.

        Other off-balance sheet instruments: The fair values for off-balance sheet instruments (futures, forwards, options, and commitments to sell or purchase financial instruments) are estimated based on quoted prices, if available. For instruments for which there are no quoted prices, fair values are estimated using current settlement values or pricing models.

        The following is a summary of the carrying amounts and fair values of BB&T's financial assets and liabilities as of the periods indicated:


                                                                      1998                                     1997
                                                    -----------------------------------        -----------------------------------
                                                       Carrying                Fair               Carrying              Fair
                                                        Amount                Value                Amount               Value
                                                    -------------         -------------        -------------         -------------
                                                                               (Dollars in thousands)
Financial assets:
   Cash and cash equivalents                        $  1,109,386          $  1,109,386         $  1,267,253          $  1,267,253
   Trading securities                                     60,422                60,422               67,878                67,878
   Securities available for sale                       8,737,936             8,737,936            7,993,934             7,993,934
   Securities held to maturity                           174,735               179,444              314,783               320,444
   Loans and leases:
     Loans                                            23,736,602            24,332,066           21,587,628            21,828,123
     Leases                                              981,866                   N/A              616,302                   N/A
     Allowance for losses                               (330,615)                  N/A             (292,667)                  N/A
                                                    -------------                              -------------
        Net loans and leases                        $ 24,387,853                               $ 21,911,263
                                                    =============                              =============

Financial liabilities:
   Deposits                                         $ 24,258,168            24,340,106         $ 22,504,750            22,540,172
   Short-term borrowed funds                           3,707,333             3,707,333            3,862,727             3,862,727
   Long-term debt                                      4,961,487             5,022,603            3,747,193             4,067,825
   Capitalized leases                                      3,310                   N/A                3,291                   N/A

--------------------------------------------------------------------------------

   The following is a summary of the notional or contractual amounts and fair values of BB&T's off-balance sheet financial instruments as of the periods indicated:

                                                                   1998                                        1997
                                                   ------------------------------------        -----------------------------------
                                                      Notional/                                  Notional/
                                                      Contract                 Fair              Contract                 Fair
                                                       Amount                  Value              Amount                  Value
                                                   ---------------        -------------        -------------        -------------
                                                                               (Dollars in thousands)
Off balance sheet financial intruments:
   Interest rate swaps, caps and floors             $  2,496,346          $     37,835         $  2,428,930          $     25,570
   Commitments to extend, originate or purchase       10,039,791               (19,379)           8,100,491               (14,835)
      credit
   Standby and commercial letters of credit and
      financial guarantees written                       403,671                (5,886)             334,595                (4,495)
   Commitments to sell loans and securities            1,075,000                (1,038)             555,722                (2,925)
   Foreign exchange contracts                            136,628                   319              145,855                   326
   Option contracts purchased                             35,000                   623               55,000                  (303)
   Option contracts written                            1,267,250                  (257)              55,000                    --
   Futures contracts                                       1,502                    (7)               8,486                    --

N/A - not applicable

NOTE Q. Derivatives and Off-Balance Sheet Financial Instruments

        BB&T utilizes interest rate swaps, caps, floors and collars in the management of interest rate risk. Interest rate swaps are contractual agreements between two parties to exchange a series of cash flows representing interest payments. A swap allows both parties to transform the repricing characteristics of an asset or liability from a fixed to a floating rate, a floating rate to a fixed rate, or one floating rate to another floating rate. The underlying principal positions are not affected. Swap terms generally range from one year to ten years depending on the need. At December 31, 1998, derivatives with a total notional value of $3.7 billion, with terms ranging up to fourteen years, were outstanding.

        The following tables set forth certain information concerning BB&T's interest rate swaps at December 31, 1998:

                  Interest Rate Swaps, Caps, Floors and Collars
                                December 31, 1998

                                        Notional              Receive                    Pay                         Fair
                                         Amount                 Rate                     Rate                       Value
                                 ----------------------- -------------------   -------------------------    -----------------------
Type                                                              (Dollars in thousands)
----
     Receive fixed swaps         $            1,266,200  $             6.24 %  $                   5.30 %   $               43,369
     Pay fixed swaps                          1,180,146                5.34                        5.67                    (5,503)
     Basis swaps                                 50,000                4.95                        5.34                       (31)
     Caps, Floors & Collars                   1,247,250                   -                           -                        623
                                 ----------------------- -------------------   -------------------------    -----------------------
     Total                       $            3,743,596  $             5.79 %  $                   5.48 %   $               38,458
                                 ======================= ===================   =========================    =======================
                                        Receive              Pay Fixed            Basis Swaps, Caps,
Year-to-date Activity                 Fixed Swaps              Swaps               Floors & Collars                 Total
---------------------            ----------------------- -------------------   -------------------------    -----------------------
     Balance, December 31, 1997  $            1,301,000  $          351,930    $                776,000     $            2,428,930
     Additions                                  205,000             936,673                     797,250                  1,938,923
     Maturities/amortizations                 (239,800)           (108,457)                   (111,000)                  (459,257)
     Terminations                                     -                   -                   (165,000)                  (165,000)
                                 ----------------------- -------------------   -------------------------    -----------------------
     Balance, December 31, 1998  $            1,266,200  $        1,180,146    $              1,297,250     $            3,743,596
                                 ======================= ===================   =========================    =======================
                                        One Year            One to Five               Five to 10
Maturity Schedule                       or Less                Years                    Years                       Total
-----------------                ----------------------- -------------------   -------------------------    -----------------------
     Receive fixed swaps         $              561,200  $          445,000    $                260,000     $            1,266,200
     Pay fixed swaps                          1,010,200             105,869                      64,077                  1,180,146
     Basis swaps                                 50,000                   -                           -                     50,000
     Caps, Floors & Collars                     500,000             747,250                           -                  1,247,250
                                 ----------------------- -------------------   -------------------------    -----------------------
     Total                       $            2,121,400  $        1,298,119    $                324,077     $            3,743,596
                                 ======================= ===================   =========================    =======================

        As of December 31, 1998, deferred losses from new swap transactions initiated during 1998 were $3.3 million. There were no unamortized deferred gains or losses from terminated transactions remaining at year end. Active transactions resulted in pretax net income of $878,100.

        In addition to interest rate swaps, BB&T utilizes written covered over-the-counter call options on specific securities in the available-for-sale portfolio in order to enhance returns. During 1998, options were written on securities totaling $1.9 billion. Option fee income was $3.2 million for 1998. There were no unexercised options outstanding at December 31, 1998 or 1997.

        BB&T also utilizes over-the-counter purchased put options and net purchased put options (combination of purchased put option and written call option) in its mortgage banking activities. These options are used to hedge the mortgage warehouse and pipeline against increasing interest rates. Written call options are used in tandem with purchased put options to create a net purchased put option that reduces the cost of the hedge. At December 31, 1998, net purchased put option contracts with a notional value of $15.0 million were outstanding.

        The $3.7 billion of derivatives used in interest rate risk management are primarily used to hedge variable rate commercial loans, adjustable rate mortgage loans, retail certificates of deposit and fixed rate notes. BB&T does not utilize derivatives for trading purposes.

        Although off-balance sheet derivative financial instruments do not expose BB&T to credit risk equal to the notional amount, such agreements generate credit risk to the extent of the fair value gain in an off-balance sheet derivative financial instrument if the counterparty fails to perform. Such risk is minimized based on the quality of the counterparties and the consistent monitoring of these agreements. The counterparties to these transactions were large commercial banks and investment banks. Annually, the counterparties are reviewed for creditworthiness by BB&T's credit policy group. Where appropriate, master netting agreements are arranged or collateral is obtained in the form of rights to securities. At December 31, 1998, BB&T's interest rate swaps, caps, floors and collars reflected an unrealized gain of $38.5 million.

        Other risks associated with interest-sensitive derivatives include the impact on fixed positions during periods of changing interest rates. Indexed amortizing swaps' notional amounts and maturities change based on certain interest rate indices. Generally, as rates fall the notional amounts decline more rapidly, and as rates increase notional amounts decline more slowly. Under unusual circumstances, financial derivatives also increase liquidity risk, which could result from an environment of rising interest rates in which derivatives produce negative cash flows while being offset by increased cash flows from variable rate loans. Such risk is considered insignificant due to the relatively small derivative positions held by BB&T. At December 31, 1998, BB&T had no indexed amortizing swaps outstanding.

Note R.  Calculations of Earnings Per Share

  The basic and diluted earnings per share calculations are presented in the following table:


                                                                                                    Years Ended December 31,
                                                                                  --------------------------------------------------
                                                                                        1998             1997             1996
                                                                                  ----------------  ---------------  ---------------
                                                                                    (Dollars in thousands, except per share data)
       Basic Earnings Per Share:
          Weighted average number of common shares outstanding during the period      303,923,429      303,174,462      303,209,770
                                                                                  ----------------  ---------------  ---------------

          Net income                                                               $      513,021    $     378,287    $     361,448

          Less:
              Preferred dividend requirement                                                  --               --               610
                                                                                  ----------------  ---------------  ---------------

          Income available for common shares                                       $      513,021    $     378,287    $     360,838
                                                                                  ================  ===============  ===============

          Basic earnings per share                                                 $         1.69    $        1.25    $        1.19
                                                                                  ================  ===============  ===============

       Diluted Earnings Per Share:
          Weighted average number of common shares                                    303,923,429      303,174,462      303,209,770

          Add:
              Shares issuable assuming conversion of convertible preferred stock             --               --          1,877,304
              Dilutive effect of outstanding options (as determined by
                 application of treasury stock method)                                  6,185,736        4,891,438        4,215,169
              Issuance of additional shares under share repurchase agreement,
                 contingent upon market price                                                --            144,588          204,036
                                                                                  ----------------  ---------------  ---------------
          Weighted average number of common shares, as adjusted                       310,109,165      308,210,488      309,506,279
                                                                                  ================  ===============  ===============

          Net income                                                               $      513,021    $     378,287    $     361,448
                                                                                  ================  ===============  ===============

          Diluted earnings per share                                               $         1.65    $        1.23    $        1.17
                                                                                  ================  ===============  ===============

Note S.  Operating Segments

         BB&T's operations are divided into six reportable business segments: the Banking Network, Mortgage Banking, Trust Services, Agency Insurance, Investment Banking and Brokerage and Treasury. These operating segments have been identified based primarily on BB&T's existing organizational structure. The segments require unique technology and marketing strategies and offer different products and services. While BB&T is managed as an integrated organization, individual executive managers are held accountable for the operations of the business segments that report to them.

         BB&T measures and presents information for internal reporting purposes in a variety of different ways, including reportable segments based on organizational structure, products, services and customer relationships. The internal reporting system presently utilized by management in the planning and measuring of operating activities, as well as the system to which most managers are held accountable, is based on organizational structure.

         BB&T emphasizes revenue growth by focusing on client service, client relationships and sales effectiveness. The segment results presented herein are based on internal management accounting policies, which support these strategic objectives. Unlike financial accounting, there is no comprehensive authoritative body of guidance for management accounting equivalent to generally accepted accounting principles. Therefore, the performance of the segments is not necessarily comparable with BB&T's consolidated results or with similar information presented by any other financial institution. Additionally, because of the interrelationships of the various segments, the information presented is not necessarily indicative of the segments' financial performance if they operated as independent entities.

         BB&T's internal reporting system was significantly modified during 1998, and prior periods have not been reported to reflect the new system because it is not practicable to restate prior period results in order to do so. Also, BB&T has completed various mergers and acquisitions accounted for as poolings of interests, which present additional practical limitations to the presentation of comparable prior period information.

         The management accounting process uses various estimates and allocation methodologies to measure the performance of the operating segments. To determine financial performance for each segment, BB&T allocates capital, funding charges and credits, an economic provision for loan and lease losses, certain noninterest expenses and income tax provisions to each segment, as applicable. Also, to promote revenue growth, certain revenues of Mortgage Banking, Trust Services, Agency Insurance and Investment Banking and Brokerage segments are allocated to the Banking Network and are reflected in intersegment noninterest revenues. The estimates and allocations are subject to periodic adjustment as the internal management accounting system is revised and business or product lines within the segments change. Also, because the development and application of these methodologies is a dynamic process, the financial results presented may be periodically revised.

         BB&T's overall objective is to maximize shareholder value by optimizing return on equity and limiting risk. Allocations of capital and the economic provision for loan and lease losses are designed to address this objective. Capital is assigned to each segment on an economic basis, using management's assessment of the inherent risks associated with the segment. Required economic capital allocations are made to cover the following risk categories: credit risk, funding risk, interest rate risk, option risk, basis risk, market risk and operational risk. Each segment is evaluated based on a risk-adjusted return on capital. Capital assignments are not equivalent to regulatory capital guidelines and the total amount assigned to all segments may vary from consolidated shareholders' equity. All unallocated capital is retained in the Treasury segment.

         The economic provision for loan and lease losses is also allocated to the relevant segments based on management's assessment of the segments' risks as described above. Unlike the provision for loan and lease losses recorded pursuant to generally accepted accounting principles, the economic provision adjusts for the impact of expected credit losses over the effective lives of the related loans and leases. Any unallocated provision for loan and lease losses is retained in the Corporate Office, reflected in the accompanying table as "other revenues and expenses."

         BB&T has implemented an extensive noninterest expense allocation process to support organizational and product profitability. BB&T allocates expenses to the reportable segments based on various cost allocation methodologies, including the number of items processed, overall percentage of time spent, full-time equivalent employees assigned to functions, functional position surveys and activity-based costing. A portion of corporate overhead expenses is not allocated, but is retained in corporate accounts reflected as other expenses in the accompanying table. Income taxes are allocated to the various segments using effective tax rates.

         BB&T utilizes a funds transfer pricing ("FTP") system to eliminate the effect of interest rate risk from the segments' net interest income because such risk is centrally managed within the Treasury segment. The FTP system credits or charges the segments with the true value or cost of the funds the segments create or use. The FTP system provides a funds credit for sources of funds and a funds charge for the use of funds by each segment. The net FTP charge or credit is reflected as net intersegment interest income (expense) in the accompanying table.

Banking Network
---------------

         BB&T's Banking Network, which consists of 583 full-service banking offices in North Carolina, South Carolina, Virginia, Maryland and Washington, D.C., serves commercial and retail clients by offering a variety of loan and deposit products and other financial services. The Banking Network is primarily responsible for client relationships, and, therefore, is credited with revenue from the Mortgage Banking, Trust Services, Agency Insurance and Investment Banking and Brokerage segments, which is reflected in intersegment noninterest revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in BB&T's Annual Report on Form 10-K for the year ended December 31, 1998, for additional discussion concerning the functions of the banking network.

Mortgage Banking
----------------

         The Mortgage Banking segment retains mortgage loans originated by the Banking Network and purchased from various correspondents. Mortgage loan products include fixed- and adjustable-rate government and conventional loans for the purpose of constructing, purchasing or refinancing owner-occupied properties. Fixed-rate mortgage loans are typically sold to government and private investors with servicing rights retained, while adjustable rate loans are typically held in the portfolio. The Mortgage Banking segment earns interest on loans held in the warehouse and portfolio, fee income from the origination and servicing of mortgage loans and reflects gains or losses from the sale of mortgage loans. The Mortgage Banking segment is charged and the Banking Network receives a corresponding credit for the origination of loans and servicing.

Trust Services
--------------

         BB&T's Trust Services segment provides personal trust administration and estate planning, investment counseling and management, employee benefits services, and corporate trust services to individuals, corporations, institutions, foundations and government entities. The Banking Network receives an interoffice credit for trust fees in the initial year the account is referred, with the corresponding charge remaining in the Corporate Office. Trust Services includes the accounts of MainStreet Trust Company N.A.

Insurance Services
------------------

         BB&T has the largest independent insurance agency network in the Carolinas and represents many of the nation's top-rated insurance carriers. BB&T Insurance Services provides property and casualty, life and health insurance to businesses and to individuals, provides small business and corporate products, such as workers compensation and professional liability, and provides surety and title insurance. The Banking Network receives credit for insurance commissions on referred accounts, with the corresponding charge retained in the Corporate Office.

Investment Banking and Brokerage
--------------------------------

         BB&T's Investment Banking and Brokerage offers customers investment alternatives, including discount brokerage services, fixed-rate and variable-rate annuities, mutual funds and government and municipal bonds and various other investment products. Investment Banking and Brokerage also provides personal financial planning services to individuals. The Investment Banking and Brokerage segment includes Craigie, Incorporated, an investment banking firm located in Richmond, Virginia. Craigie specializes in the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets.

Craigie also has a public finance department that provides investment banking services, financial advisory services and municipal bond financing to a variety of regional tax-exempt issuers. The Banking Network is credited for investment service revenues on referred accounts, with the corresponding charge retained in the Corporate Office.

Treasury
--------

         BB&T's Treasury segment is responsible for the management of the securities portfolios, funding and liquidity requirements, and management of interest rate risk through the use of balance sheet repositioning and derivative financial instruments. See the Market Risk Management section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information about the responsibilities of the Treasury segment.

         The following table discloses selected financial information for BB&T's reportable business segments:


--------------------------------------------------------------------------------

                                                                     For the Year Ended December 31, 1998
                                                  ---------------------------------------------------------------------------
                                                                                                                  Investment
                                                     Banking       Mortgage         Trust           Agency         Banking
                                                     Network       Banking         Services        Insurance    and Brokerage
                                                  ------------   ------------    ------------    ------------   -------------
                                                                            (dollars in thousands)
Net interest income (expense)
     from external customers                      $    742,025   $    409,944    $    (33,824)   $     11,419   $      1,127
     Net intersegment interest income (expense)        228,085       (274,934)         37,427              --             --
                                                  ------------   ------------    ------------    ------------   ------------
Net interest income                                    970,110        135,010           3,603          11,419          1,127
                                                  ------------   ------------    ------------    ------------   ------------

Provision for loan and lease losses                     95,359          3,851              --           4,173             --
Noninterest income from external customers             413,367         76,491          40,656          51,291         48,604
     Intersegment noninterest income                    58,735          4,761             563              --             --
Noninterest expense                                    476,052         56,211          26,660          44,991         37,472
     Intersegment noninterest expense                  209,820         16,207           1,986          11,263          8,948
Income before income taxes and the charge
                                                  ------------   ------------    ------------    ------------   ------------
     for capital                                       660,981        139,993          16,176           2,283          3,311

     Provision for income taxes                        249,287         52,847           6,107             862          1,294

                                                  ------------   ------------    ------------    ------------   ------------
Net income before the charge for capital               411,694         87,146          10,069           1,421          2,017

     Charge for capital                                112,952          9,154           1,082              --             --
                                                  ------------   ------------    ------------    ------------   ------------
Net income after charge for capital               $    298,742   $     77,992    $      8,987    $      1,421   $      2,017
                                                  ============   ============    ============    ============   ============

Identifiable segment assets                       $ 18,897,321   $  6,274,100    $     14,108    $     92,554   $    238,622
                                                  ============   ============    ============    ============   ============

                                                                For the Year Ended December 31, 1998
                                                  ---------------------------------------------------------------
                                                                       All          Total            Other
                                                                      Other        Segment          Revenues
                                                    Treasury       Segments /1/    Results       and Expenses /2/
                                                  ------------    -------------  ------------    ----------------
                                                                     (dollars in thousands)
Net interest income (expense)
     from external customers                      $    126,762    $    195,860   $  1,453,313    $     59,802
     Net intersegment interest income (expense)         (1,013)             --        (10,435)        (12,724)
                                                  ------------    ------------   ------------    ------------
Net interest income                                    125,749         195,860      1,442,878          47,078
                                                  ------------    ------------   ------------    ------------
Provision for loan and lease losses                        103          17,994        121,480           1,829
Noninterest income from external customers              11,631          23,082        665,122         (30,172)
     Intersegment noninterest income                       878              --         64,937             486
Noninterest expense                                      4,325          43,363        689,074         265,921
     Intersegment noninterest expense                    5,383           7,279        260,886         (55,464)
Income before income taxes and the charge
                                                  ------------    ------------   ------------    ------------
     for capital                                       128,447         150,306      1,101,497        (194,894)

     Provision for income taxes                         46,415           9,990        366,802         (71,359)

                                                  ------------    ------------   ------------    ------------
Net income before the charge for capital                82,032         140,316        734,695        (123,535)
     Charge for capital                                  1,689              --        124,877             389
                                                  ------------    ------------   ------------    ------------
Net income after charge for capital               $     80,343    $    140,316   $    609,818    $   (123,924)
                                                  ============    ============   ============    ============

Identifiable segment assets                       $  9,417,056    $  2,327,184   $ 37,260,945    $  1,651,609
                                                  ============    ============   ============    ============

                                                  For the Year Ended December 31, 1998
                                                  ------------------------------------
                                                   Reconciling
                                                     Items &            Consolidated
                                                   Eliminations            Totals
                                                  --------------        -------------
                                                       (dollars in thousands)
Net interest income (expense)
     from external customers                      $   (195,986)         $  1,317,129
     Net intersegment interest income (expense)         23,159(3)                 --
                                                  ------------          ------------
Net interest income                                   (172,827)            1,317,129
                                                  ------------          ------------
Provision for loan and lease losses                    (32,839)               90,470
Noninterest income from external customers             (91,321)              543,629
     Intersegment noninterest income                   (65,423)                   --
Noninterest expense                                     64,925(4)          1,019,920
     Intersegment noninterest expense                 (205,422)                   --
Income before income taxes and the charge
                                                  ------------          ------------
     for capital                                      (156,235)              750,368

     Provision for income taxes                        (58,096)              237,347

                                                  ------------          ------------
Net income before the charge for capital               (98,139)              513,021
     Charge for capital                               (125,266)                   --
                                                  ------------          ------------
Net income after charge for capital               $     27,127          $    513,021
                                                  ============          ============

Identifiable segment assets                       $ (2,524,224)(4)      $ 36,388,330
                                                  ============          ============

--------------------------------------------------------------------------------

(1) Financial data from segments below the quantitative thresholds requiring disclosure are attributable to a number of smaller operating segments. Those segments include a sub-prime auto lender, a factoring operation, a commercial lawn care finance company, a home equity finance company and a leasing company.

(2) Other revenues and expenses include amounts incurred by BB&T's support functions not allocated to the various segments. Amounts include any unallocated provision for loan and lease losses and unallocated general corporate expenses, as well as costs associated with BB&T's Year 2000 compliance efforts.

(3) BB&T's reconciliation of total segment results to consolidated results requires the elimination of the internal management accounting practices. These adjustments include the elimination of the FTP credits and charges, the elimination of intersegment capital credits and charges, the elimination of the intersegment noninterest revenues described above and the elimination of overhead expenses allocated to the various segments.

(4) To reflect elimination entries necessary to consolidate the segment data.